Exhibit 4.1

__________

[Document #]
(for Stone Point use only)

STONE POINT CREDIT INCOME FUND – SELECT

SUBSCRIPTION AGREEMENT

Name of Subscriber: ______________________________________ Requested Capital Commitment: $____________________________ (See the instructions on page ii of this Subscription Agreement.)

For Stone Point Use Only: Stone Point Related ☐

Table of Contents

Page

Directions for the Completion of the Subscription Documents	ii

Subscription Agreement	4

Schedule 1 to Subscription Agreement: Subscriber Information (For All Subscribers)	30

Schedule 2 to Subscription Agreement: Status as Benefit Plan Investor or Other Plan Investor (For ERISA Shareholders, including IRAs, and Other Plan Investors Only)	39

Annex A to Subscription Agreement: Subscriber Questionnaire for Individual Investors (including IRAs)	44

Annex B to Subscription Agreement: Subscriber Questionnaire for Institutional Investors	47

Exhibit A: FOREIGN DUE DILIGENCE QUESTIONNAIRE	52

- i -

Directions for the Completion of the Subscription Documents

The attached Subscription Agreement (including the Annexes, Schedules and Exhibits attached thereto, the “Subscription Documents”) relates to the offering by Stone Point Credit Income Fund – Select (the “Fund”) to you (the “Subscriber”) of common shares of beneficial interest, par value $0.001, of the Fund (“Shares”). Shares are being offered to qualified investors pursuant to the confidential Private Placement Memorandum of the Fund. Capitalized terms not defined in these directions shall have the meanings given to them in the Subscription Agreement.

Subscription Documents that are missing requested information or signatures will not be considered for acceptance unless and until such information and signatures are provided.

1.             For Individual Subscribers (including IRAs).

1.1.	Fill in the name of the Subscriber and the amount of the Capital Commitment on page 1 of the Subscription Agreement.

1.2.	Initial each category that applies to the Subscriber in Section 10.10 on page 12 of the Subscription Agreement and, if applicable, provide the requested information in the last set of blanks.

1.3.	Fill in the name of the Subscriber and the date (print name of Subscriber) on page 25 of the Subscription Agreement and sign in the blank provided. For individuals investing through an Individual Retirement Account (an “IRA”), the name and signature of, and other information relating to, the Custodian/Trustee of the IRA is required on page 25.

1.4.	All Subscribers must complete Schedule 1; IRA subscribers must also complete Schedule 2.

1.5.	Complete Annex A by checking the appropriate box or boxes.

1.6.	Complete Exhibit A.

2.             For Institutional Subscribers.

2.1.	Fill in the name of the Subscriber and the amount of the Capital Commitment on page 1 of the Subscription Agreement.

2.2.	Initial each category that applies to the Subscriber in Section 10.10 on page 12 of the Subscription Agreement and, if applicable, provide the requested information in the last set of blanks.

2.3.	Fill in the name of the Subscriber and the date (print name and title of authorized signatory) on page 25 of the Subscription Agreement and sign in the blank provided.

2.4.	All Subscribers must complete Schedule 1; Benefit Plan Investors and Other Plan Investors (each as defined in Schedule 2) must also complete Schedule 2.

2.5.	Complete Annex B by checking the appropriate box or boxes.

2.6.	Complete Exhibit A.

- ii -
FOR ALL SUBSCRIBERS

3.	Required IRS Certifications – For all Subscribers: Institutional and Individual Investors. Fill in, sign (print name and title of authorized signatory, if applicable) and date the applicable form of the U.S. Internal Revenue tax form W-9, W-8BEN, W-8BEN-E, W-8EXP, W-8IMY or W-8ECI (please use the most recent version of the applicable tax form). These tax forms are available on request from the Fund and may also be obtained from www.irs.gov.

4.	Delivery of Subscription Documents. Please deliver two completed and original signed copies of the Subscription Documents and any required evidence of authorization to the Fund at the following address:

Stone Point Credit Income Fund – Select
c/o Stone Point Credit Income Adviser LLC

20 Horseneck Lane

Greenwich, CT 06830

Attn: Investor Relations

5.	If the Fund accepts your subscription (in whole or in part), the Fund will countersign the Subscription Agreement and deliver a copy of it to you following the Closing at the address you provide in the Subscription Documents.

6.	Inquiries. If you have questions concerning any of the information requested, you should ask your attorney, accountant or other financial advisor. Inquiries regarding subscription procedures should be directed to William Bielefeld of Dechert LLP (william.bielefeld@dechert.com; (202) 261-3386). You may also contact Brian J. Rooder (BRooder@stonepoint.com; (203) 862-2900) or the Fund’s investor relations department (SPCIF@stonepoint.com) if you have questions about the Fund.

- iii -
FOR ALL SUBSCRIBERS

___________

[Document #]
(for Stone Point use only)

Subscription Agreement

________________________________

Name of Subscriber

$_________________

Amount of Capital Commitment

Stone Point Credit Income Fund – Select

20 Horseneck Lane

Greenwich, CT 06830

Ladies and Gentlemen:

The undersigned subscriber (the “Subscriber”) understands that Stone Point Credit Income Fund -Select, a Delaware statutory trust (the “Fund”), is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as described in the Private Placement Memorandum of the Fund (as such document may be amended, amended and restated or supplemented from time to time and together with any appendices and supplements thereto, the “Offering Document”). Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this subscription agreement (this “Subscription Agreement”), the Subscriber irrevocably subscribes for and agrees to purchase shares of common shares of beneficial interest, par value $0.001 per share, of the Fund (“Shares”), on the terms and conditions described herein, in the Offering Document, in the Fund’s Amended and Restated Declaration of Trust (as may be amended and restated from time to time, the “Declaration of Trust”), and in the Fund’s Bylaws (as may be amended and restated from time to time, the “Bylaws” and together with the Declaration of Trust, as such documents may be amended, amended and restated or supplemented from time to time, the “Governing Documents”).

1.             Subscription for Shares. The Subscriber hereby subscribes for Shares in the Fund with a capital commitment in the amount set forth above (having been accepted by the Fund as indicated on the signature page hereto) (the “Capital Commitment”), subject to Section 16.11, on the terms described or appearing in this Subscription Agreement, the Offering Document and the Governing Documents. Subject to the terms of this Subscription Agreement and the Governing Documents, the Subscriber’s obligation to pay for Shares hereunder shall be unconditional, complete and binding upon the Fund’s acceptance, in whole or in part, of this Subscription Agreement (the “Closing”), provided, however, that for the convenience of the Fund, the Subscriber’s Capital Commitment shall be payable in installments as provided herein. The Subscriber acknowledges and agrees that it has received full and adequate consideration on the Closing Date (defined in Section 3) for the entirety of its Capital Commitment and hereby waives any and all defenses of nonconsideration as to any capital drawdown occurring after the Closing Date, including any defenses resulting from any insolvency or bankruptcy proceeding of the Fund, any material or total decrease in value of the Shares or any inability of the Fund to actually issue Shares.

FOR ALL SUBSCRIBERS

2.             Other Subscription Agreements. The Subscriber acknowledges that the Fund has entered into or expects to enter into separate subscription agreements (each, an “Other Subscription Agreement” and collectively, the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other subscribers (each, an “Other Subscriber” and collectively, the “Other Subscribers”), providing for the sale to the Other Subscribers of Shares in the Fund and the admission of the Other Subscribers as shareholders of the Fund (each holder of Shares, a “Shareholder” and collectively, “Shareholders”) at the Closing or at Subsequent Closings (as defined in Section 3). In the event that the Subscriber or any Other Subscriber is permitted by the Fund to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, the Subscriber or such Other Subscriber will be required to enter into a separate short-form subscription agreement with the Fund, it being understood and agreed that such separate short-form subscription agreement will be considered to be an Other Subscription Agreement and the sales of Shares to the Subscriber or Other Subscribers are separate sales for the purposes of this Subscription Agreement.

3.             Closing. The closing of the subscription by the Subscriber for Shares as provided for in Section 1 (the “Closing”), shall take place at the offices of the Fund, located at 20 Horseneck Lane, Greenwich, CT 06830, or at such other location as may be determined by the Fund, on the date that this Subscription Agreement (having been properly and fully completed and signed by the Subscriber) has been accepted, in whole or in part, by the Fund (the date of such acceptance, which shall be indicated on the Fund’s signature page hereto, being hereinafter referred to as the “Closing Date”). On the date of the receipt of the Subscriber’s first Drawdown Purchase (as defined in Section 4), assuming the Closing has taken place, the Subscriber shall be registered as a Shareholder. In addition, the Fund may enter into Other Subscription Agreements with Other Subscribers after the Closing Date, including with the Subscriber, with any closing thereunder referred to as a “Subsequent Closing.” The Fund expects to conduct Subsequent Closings on a monthly basis.

4.             Capital Drawdowns.

4.1            Drawdown Purchases. On each Drawdown Date (as defined in Section 4.2), the Subscriber shall purchase from the Fund, and the Fund shall issue to the Subscriber, a number of Shares equal to its Drawdown Share Amount (as defined below) at an aggregate price equal to the applicable Drawdown Purchase Price; provided, however, that in no circumstance will a Subscriber be required to purchase Shares for an amount in excess of its Unfunded Capital Commitment (as defined below).

“Drawdown Purchase Price,” shall mean, for each Drawdown Date, an amount in U.S. dollars to be paid by the Subscriber as set forth in the applicable Drawdown Notice received by Subscriber, which, subject to the qualifications set forth in the following paragraph, shall generally be determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Fund from the Subscriber and all Other Subscribers purchasing Shares on that Drawdown Date, by (ii) a fraction, the numerator of which is the Capital Commitment of the Subscriber and the denominator of which is the aggregate Capital Commitments of the Subscriber and all Other Subscribers that are not Defaulting Shareholders (as defined in Section 6) or Excused Subscribers (as defined in Section 4.2(g)).

The Subscriber acknowledges and agrees that the Fund may request the Subscriber to purchase Shares on any Drawdown Date that is more or less than the Subscriber’s pro rata share of all Unfunded Capital Commitments, or request Other Subscribers (but not Subscriber) to purchase Shares on any Drawdown Date, in each case such that the Subscriber or any such Other Subscriber, as applicable, will fund an amount such that, following its purchase of Shares from the Fund, the Subscriber or such Other Subscriber, as applicable, has the same proportion of Unfunded Capital Commitments as the Subscriber or Other Subscribers, as applicable. The Subscriber acknowledges and agrees that the Fund generally intends to request capital contributions from the Subscriber and Other Subscribers, collectively, pro rata in accordance with the Unfunded Capital Commitments of the Subscriber and Other Subscribers. Notwithstanding the foregoing, the Subscriber acknowledges and agrees that the Fund may request the Subscriber or any Other Subscriber to purchase Shares on any Drawdown Date in an amount greater than the Subscriber’s or such Other Subscriber’s, as applicable, pro rata portion of all Unfunded Capital Commitments to the Fund to purchase Shares.

FOR ALL SUBSCRIBERS

“Drawdown Share Amount” shall mean, for each Drawdown Date, a number of Shares determined by dividing (i) the applicable Drawdown Purchase Price paid by the Subscriber for that Drawdown Date by (ii) the applicable Price Per Share.

“Price Per Share” shall mean, for any Drawdown Date, the Price Per Share determined by the Fund’s Board of Trustees (the “Board”) or an appropriately designated committee of the Board, which price will be determined prior to the issuance of such Shares and in accordance with the limitations under Section 23 of the Investment Company Act. The Board may set the Price Per Share price above the net asset value per Share as of such date based on a variety of factors, including to appropriately allocate the total amount of the Fund’s organizational and other expenses to the Subscriber and Other Subscribers. Nothing in this Subscription Agreement shall prohibit the Fund from issuing Shares at a Price Per Share price that is greater than the net asset value per Share.

“Unfunded Capital Commitment” shall mean, with respect to the Subscriber or any Other Subscriber, the amount of the Subscriber’s or such Other Subscriber’s Capital Commitment as of any date reduced by the aggregate Drawdown Purchase Prices paid by the Subscriber or such Other Subscriber at all previous Drawdown Dates pursuant to this Section 4.1.

4.2            Drawdown Notices. (a) Subject to Section 4.2(f), purchases of Shares will take place on dates selected by the Fund in its sole discretion (each, a “Drawdown Date”) and shall be made in accordance with the provisions of Section 4.1.

(b) The Fund shall deliver to the Subscriber, at least five (5) Business Days (as defined below) prior to each Drawdown Date, a notice (each, a “Drawdown Notice”) setting forth (i) the Drawdown Purchase Price to be paid by the Subscriber, which amount shall not to exceed the Subscriber’s Unfunded Capital Commitment; (ii) the aggregate Drawdown Purchase Prices paid by the Subscriber as of such Drawdown Date; (iii) the Drawdown Date on which such Drawdown Purchase Price is due and (iv) the bank account to which the Subscriber shall pay the Drawdown Purchase Price.

For the purposes of this Subscription Agreement, the term “Business Day” shall have the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Act of 1934, as amended (the “Exchange Act”).

(c) The delivery of a Drawdown Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s obligation to pay the Drawdown Purchase Price identified in each such Drawdown Notice.

(d) On each Drawdown Date, the Subscriber shall pay the applicable Drawdown Purchase Price to the Fund by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Drawdown Notice.

(e)  Following the completion of the payment of the Drawdown Purchase Price and the purchase of Shares by the Subscriber, the Fund will deliver to the Subscriber a confirmation statement setting forth the number of Shares purchased by the Subscriber as of such Drawdown Date.

(f)  Except as provided below, at the end of the Commitment Period (as defined below), the Subscriber will be released from any further obligation under this Subscription Agreement to purchase additional Shares, provided, however that for two years following the end of the Commitment Period, the Subscriber remains obligated to fund each Drawdown Purchase Price set forth in a Drawdown Notice to the extent necessary to (a) pay Fund expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemnity obligations, (b) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (c) fund follow-on investments made in existing portfolio companies within three years from the end of the Commitment Period that, in the aggregate, do not exceed 5% of total capital commitments to the Fund, (d) fund obligations under any Fund guarantee, and/or (e) as necessary for the Fund to preserve its status as a regulated investment company (a “RIC”). The “Commitment Period”, as to the Subscriber, will commence on the later of (i) from the date on which the Fund makes its first investment and (ii) the date on which this Subscription Agreement is accepted by the Fund, and ends on the three-year anniversary thereafter.

FOR ALL SUBSCRIBERS

(g) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Fund shall have the right (a “Limited Exclusion Right”) to exclude Subscriber or any Other Subscriber (such Subscriber or Other Subscriber, an “Excused Subscriber”) from purchasing Shares from the Fund on any Drawdown Date if, in the reasonable discretion of the Fund, there is a substantial likelihood that such Excused Subscriber’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Excused Subscriber, the Fund, Stone Point Credit Income Adviser LLC (the “Adviser”), any Other Subscriber or a portfolio company would be subject or (ii) cause the assets of the Fund to constitute “plan assets” by reason of 29 CFR 2510.3-101 as modified by Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) (together, the “Plan Assets Regulation”).

(h) Notwithstanding the foregoing, the Fund reserves the right to require the Subscriber or any Other Subscriber, including Shareholders making additional capital commitments, to fully fund their capital commitment by wire to the Fund’s bank account on or before the last business day of the month of its respective Closing.

5.             Distribution and/or Shareholder Servicing Fees. As described in the Offering Document certain financial intermediaries may act as a placement agent or distributor (a “Distributor”) to assist in the placement of Shares to investors. If investors purchase Shares through certain financial intermediaries, they may directly charge such investors transaction or other fees, including upfront placement fees (the “Upfront Sales Load”) or brokerage commissions, as each respective financial intermediary may determine. Any Upfront Sales Load is not part of (and is in addition to) an investor’s aggregate purchase price for its Shares and will be directly charged to such investor. Investors should contact their broker-dealer for information on any such fees. The Distributors will be paid compensation in connection with the sale, distribution, retention and/or servicing of the Shares, the cost of which will be borne indirectly by investors in the Fund, including the Subscriber. The Subscriber acknowledges that the Subscriber’s Shares are subject to a distribution and/or shareholder servicing fee equal to up to 0.85% per annum of the aggregate net asset value of the outstanding Shares.

6.             Remedies Upon Subscriber Default. In the event that the Subscriber fails to pay all or any portion of the Drawdown Purchase Price due from the Subscriber on any Drawdown Date and the default remains uncured for a period of ten (10) Business Days, the Fund shall be permitted to declare the Subscriber to be in default of its obligations under this Subscription Agreement (any such Subscriber, a “Defaulting Shareholder”) and shall be permitted to pursue one or any combination of the following remedies:

(a) The Fund may prohibit the Defaulting Shareholder from purchasing additional Shares on any future Drawdown Date;

(b) The Fund may cause the Defaulting Shareholder to transfer its Shares to a third party for a readily available price, which may be less than the net asset value of such Shares.

(c) The Fund may pursue any other remedies against the Defaulting Shareholder available to the Fund, subject to applicable law.

(d) Issue an additional capital drawdown to non-Defaulting Shareholders, subject to the Limited Exclusion Right, to make up such shortfall, provided that in no event shall Subscriber be required to fund capital drawdowns in excess of its Unfunded Capital Commitment.

FOR ALL SUBSCRIBERS

6.1.            Forfeiture of Shares. Subject to the Limited Exclusion Right, 50% of the Shares then held by the Defaulting Shareholder may be automatically forfeited and transferred on the books of the Fund to the Other Subscribers (other than any other Defaulting Shareholders), pro rata in accordance with their respective number of Shares held; provided that no Shares shall be transferred to any Other Subscriber pursuant to this Section 6.1 in the event that such transfer would (i) violate the Securities Act of 1933, as amended (the “Securities Act”), the Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund or such transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any Other Subscriber from receiving a partial allocation of its pro rata portion of Shares); and provided, further, that any Shares that have not been transferred to one or more Other Subscribers pursuant to the previous proviso shall be allocated among the participating Other Subscribers pro rata in accordance with their respective number of Shares held. The mechanism described in this Section 6.1 is intended to operate as a liquidated damage provision since the damage to the Fund and the Other Subscribers resulting from a default by the Defaulting Shareholder is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Subscriber agrees to this Section 6.1 and acknowledges that the automatic transfer of 50% of its Shares constitutes a reasonable liquidated damages remedy for any default of the Subscriber’s obligations to fund a Drawdown Purchase Price.

7.             Distributions; Dividend Reinvestment Plan. As described more fully in the Offering Document, the Fund generally intends to make monthly distributions in such amounts as determined by the Board in its discretion. Pursuant to the Fund’s “opt out” dividend reinvestment plan (the “DRIP”) a Shareholder participating in the DRIP will have cash distributions declared by the Fund and payable to such Shareholder automatically reinvested under the DRIP for additional whole and fractional Shares. The Subscriber will participate in the DRIP unless the Subscriber “opts out” of the DRIP, thereby electing to receive cash distributions. Shareholders who receive distributions under the DRIP in the form of additional Shares generally will be subject to the same U.S. federal, state and local tax consequences as Shareholders who elect not to participate in the DRIP and receive cash distributions. The Subscriber and the Fund agree and acknowledge that any distributions received by the Subscriber or reinvested by the Fund on the Subscriber’s behalf shall have no effect on the amount of the Subscriber’s Unfunded Capital Commitment.

8.             Credit Facility. In connection with any financings, borrowings, indebtedness, or guarantees, including, without limitation, one or more credit facilities, note issuances or debt securities (each, a “Credit Facility”) of the Fund and any of its subsidiaries, the Fund shall be authorized to directly or indirectly collateralize such financings, borrowings, indebtedness or guaranty, and pledge, mortgage, assign, transfer and/or grant security interests directly or indirectly to the lender of such indebtedness or guaranty in (i) investments in portfolio companies and the proceeds thereof and any other assets, (ii) the Fund’s right to initiate capital calls and collect on the Unfunded Capital Commitment of Subscriber hereunder or the unfunded capital commitments of Other Subscribers; (iii) the Fund’s rights to enforce the funding of a Capital Commitment hereunder and under the Other Subscription Agreements; and (iv) a Fund collateral account into which the payment by any Subscriber of its Unfunded Capital Commitment is to be made. Any such collateral pledge may be made directly by the Fund to the lender of the Credit Facility or indirectly to such lender by first pledging or transferring such collateral to a subsidiary or agent of the Fund, which subsidiary or agent then on pledges such collateral and/or rights ultimately to the lender under the Credit Facility. To the extent that the Fund or any of its subsidiaries has outstanding obligations under a Credit Facility that relies upon any of the collateral referred to in clauses (ii) through (iv) above, and with the knowledge that the Credit Facility lender is relying on each of the following agreements and undertakings of the Subscriber and the Other Subscribers in connection with the extension of credit to the Fund, Subscriber shall be obligated to fund any remaining portion of its Unfunded Capital Commitment when due pursuant to this Subscription Agreement (whether called by the Fund or directly by the lender under the Credit Facility) without defense, counterclaim or offset of any kind, including any defense arising under Section 365(c) of the U.S. Bankruptcy Code, if applicable, provided that such agreement to fund shall not act as a waiver by such Subscriber of its right to assert independently any claim that the Subscriber may have against any Other Subscriber or the Fund. In the event that, as a result of any such pledge, mortgage, assignment, transfer or grant of a security interest, a Subscriber makes a payment directly to the Fund collateral account as requested by a lender under a Credit Facility, such payment shall be deemed to be the payment of a Drawdown Purchase Price by Subscriber to the Fund in all respects.

FOR ALL SUBSCRIBERS

Subscriber hereby (i) acknowledges that the Fund has informed Subscriber that the Fund may enter into a Credit Facility at any time, and that such Credit Facility may include a pledge of collateral referred to in clauses (ii) through (iv) above and, directly or indirectly, grant the related lender the right to initiate Drawdown Notices in the name of the Fund when an event of default under such Credit Facility exists, which each Subscriber shall fund, to the Fund, consistent with the terms hereof and its obligations hereunder; (ii) acknowledges that for so long as the Credit Facility is in place, except with the prior consent of the lender, the Fund may have agreed not to amend, modify, cancel, terminate, reduce, suspend or waive any of such Subscriber’s obligations under this Subscription Agreement in a manner that could be materially adverse to the rights of the lender contemplated by this paragraph; and (iii) agrees, if requested by the Fund, to provide to the Fund: (A) to the extent publicly available, as soon as reasonably available after the end of Subscriber’s fiscal year, a copy of such Subscriber’s annual report, if available, or such Subscriber’s balance sheet as of the end of such fiscal year and the related statements of operations for such fiscal year prepared or reviewed by independent public accountants in connection with such Subscriber’s annual reporting requirements; (B) from time to time, a certificate confirming the remaining amount of such Subscriber’s Unfunded Capital Commitment; and (C) such other consents and documents as may be reasonably requested by the Fund to acknowledge the same.

9.             Representations and Warranties of the Fund. The Fund represents and warrants to the Subscriber (as of the Closing Date) that:

9.1.           Formation and Standing. The Fund is existing and in good standing as a statutory trust under the laws of the State of Delaware, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in this Subscription Agreement, the Offering Document and the Governing Documents and is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business operations.

9.2.           Authorization of Agreement, etc. The execution, delivery and performance by the Fund of this Subscription Agreement have been authorized by all necessary action, and this Subscription Agreement, when duly executed and delivered by the Subscriber and the Fund, will constitute a legal, valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. The execution, delivery and performance by the Fund of the Governing Documents have been authorized by all necessary action, and the Governing Documents will constitute legal, valid and binding documents of the Fund, enforceable against the Fund in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

9.3.           Compliance with Laws and Other Instruments. Each of (a) the execution and delivery of this Subscription Agreement by the Fund, the performance by the Fund of its obligations under this Subscription Agreement and the consummation by the Fund of the transactions contemplated hereby and (b) the execution and delivery of the Governing Documents by the Fund, the performance by the Fund of its obligations under the Governing Documents and the consummation by the Fund of the transactions contemplated thereby: (i) does not conflict with or result in any breach or violation of or default under the Governing Documents, (ii) does not conflict with or result in any breach or violation of or default under any material agreement or other instrument to which the Fund is a party or by which the Fund, or any of its properties or rights are bound, or any material license, permit, franchise, judgment, decree, award, statute, rule or regulation applicable to the Fund or its business, properties or rights, other than such conflicts, breaches, violations or defaults that would not have a material adverse effect on the Fund or otherwise are not material to the performance of the obligations of the Fund under this Subscription Agreement or the Governing Documents, (iii) does not violate any applicable material statute or regulation, other than such violations that would not have a material adverse effect on the Fund or otherwise are not material to the performance of the obligations of the Fund under this Subscription Agreement or the Governing Documents or (iv) does not require the filing or registration with, or the approval, authorization, license or consent of, any court or governmental department, agency or authority, or any third party which has not already been duly and validly made or obtained, except where the failure to make such filing or registration or obtain such approval, authorization, license or consent would not have a material adverse effect on the Fund.

FOR ALL SUBSCRIBERS

9.4.           No Legal Action Pending, etc. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Fund, threatened against (a) the Fund, (b) the Adviser or (c) Stone Point Capital LLC, that in the case of each of (a), (b) and (c), if adversely determined, is reasonably likely to have a material adverse effect on the Fund or the Adviser.

9.5.           Issuance of Shares. The Shares of the Fund have been duly authorized for issuance and, when issued and delivered against payment therefore in accordance with the terms, conditions, requirements and procedures described in the Governing Documents and the Subscription Agreement, will be validly issued and fully paid and non-assessable.

9.6.           Certain Conflicts of Interest. The Fund confirms that all service and other contractual arrangements (excluding arrangements specifically contemplated in the Governing Documents or the Subscription Agreements) that involve the payment of any fee or expense by the Fund between (i) the Fund and (ii) the Adviser or its affiliates, shall be reviewed by the Board in accordance with the Investment Company Act and the rules and regulations promulgated thereunder.

10.           Representations, Warranties and Covenants of the Subscriber. The Subscriber represents, warrants and covenants to the Fund and the Adviser, as of the date that this Subscription Agreement is signed by the Subscriber, as of the Closing Date, as of each date on which it makes a capital contribution to the Fund and on the subsequent dates specified below (to the extent specified below) that:

10.1.         Authorization of Purchase and Compliance with Laws and Other Instruments. The persons signing this Subscription Agreement (taking into account the power of attorney granted to the Fund pursuant to Section 11 of this Subscription Agreement) on the Subscriber’s behalf are duly authorized to sign and enter into this Subscription Agreement on the Subscriber’s behalf.

10.1.1.            If the Subscriber is an Entity: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Subscription Agreement are within its powers, have been duly authorized by all necessary action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Fund as of the date that this Subscription Agreement is signed by the Subscriber) and do not and will not contravene, or constitute a default under, (i) any provision of its certificate of incorporation, limited liability company operating agreement, limited partnership agreement or other comparable organizational documents or (ii) any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Subscriber or any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its respective properties is bound, or any material license, permit or franchise applicable to the Subscriber or its business, properties or rights other than such contraventions or defaults that do not impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or are not material to the Subscriber’s financial condition; and (c) this Subscription Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. Neither the execution, delivery or performance of this Subscription Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the assets or properties of such Subscriber.

FOR ALL SUBSCRIBERS

10.1.2.            If the Subscriber is an Individual, (a) the execution, delivery and performance by the Subscriber of this Subscription Agreement are within such person’s legal right and power, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Fund as of the date that this Subscription Agreement is signed by the Subscriber), and do not and will not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Subscriber or any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of his respective properties is bound, other than contraventions or defaults that do not impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or are not material to the Subscriber’s financial condition; and (b) this Subscription Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. Neither the execution, delivery or performance of this Subscription Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the assets or properties of such Subscriber. If the individual subscribing in the Fund is investing assets on behalf of an IRA, the individual who established the IRA has signed the signature page of this Subscription Agreement and confirms that such individual (i) has directed the custodian or trustee of the IRA to execute the acknowledgement on the signature page and (ii) has signed below to indicate that he or she has reviewed, directed and certifies to the accuracy of the representations and warranties made herein with respect to the IRA and the individual Subscriber.

10.1.3.           If the Subscriber is a Shareholder that is a Benefit Plan Investor or an Other Plan Investor or an IRA (each as defined on Schedule 2), it has completed Schedule 2, which, without limiting any other assurances in this Subscription Agreement, it hereby specifically represents and agrees is correct and complete.

10.2.         No Legal Action Pending, etc. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local, or foreign) pending or, to the knowledge of the Subscriber, threatened against the Subscriber that, if adversely determined, is reasonably likely to impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or is reasonably likely to have a material adverse effect on the Subscriber’s financial condition.

10.3.         Acknowledgment of Risks; Access to Information. The Subscriber hereby acknowledges it has been provided and has carefully reviewed the Offering Document and the Governing Documents. The Subscriber understands the risks of, and other considerations relating to, the purchase of Shares, including, without limitation, the information appearing in the Offering Document under the headings “Certain Investment Considerations”, “Conflicts of Interests” and “Certain U.S. Federal Income Tax Considerations” and the effect of the provisions of Section 6 of this Subscription Agreement (relating to Shareholders that default on their obligations to make Capital Commitments). The Subscriber also has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of the information in the Offering Document and the Governing Documents. The Fund has answered all of the Subscriber’s inquiries, if any. In deciding to acquire Shares, the Subscriber has not relied upon any information from the Fund or the Adviser or any of their respective partners, members, officers, counsel, representatives or agents, including, without limitation, any Distributors of the Fund, or any other person, other than information contained in the Offering Document or Governing Documents. The Subscriber was not solicited to invest in the Fund by any form of general solicitation and has previously provided information regarding the Subscriber’s financial situation and sophistication as an investor.

FOR ALL SUBSCRIBERS

10.4.         Evaluation and Ability to Bear Risks. The Subscriber’s decision to invest in the Fund was made by the Subscriber as person(s) who (a) are independent of the Fund, the Adviser and any Distributors and their respective affiliates, (b) are authorized to make such investment decisions, and (c) have relied on their own tax, legal and financial advisers with regard to all matters relating to the Subscriber’s investment in the Fund (including federal, state and local tax matters) and not on any advice or recommendation of the Fund, the Adviser or the Distributors or any of their respective affiliates, notwithstanding anything in Section 10.3 to the contrary. The Subscriber’s prior investment experience and its general knowledge about the management, proposed operations and prospects of the Fund enable the Subscriber, together with the Subscriber’s advisers, to make an informed decision with respect to the merits and risks of an investment in the Fund. The Subscriber is able to bear the economic risk of its acquisition of Shares, including a complete loss of its investment in the Fund. The Subscriber acknowledges and agrees that (i) it is not a client of the Adviser with respect to its investment in the Fund, (ii) the Adviser provides services solely to the Fund, in the case of (ii) including any reporting or consultation with investors thereof (except as may be described in the Offering Document).

10.5.         Purchase of an Investment. The Subscriber represents and warrants that it is acquiring Shares for investment purposes only and not with a view to the resale or distribution of all or any part of such Shares and the Subscriber has no present intention, agreement or arrangement to divide its participation with others or to sell, assign, transfer or otherwise dispose of all or any part of such Shares. The Subscriber understands that it must bear the economic risk of its investment in Shares for an indefinite period of time, because, among other reasons, the offering and sale of Shares has not been registered under the Securities Act or any state securities laws and that they may not be resold or otherwise disposed of unless they are registered thereunder or an exemption from registration is available. The Subscriber also understands that transfers of Shares are further restricted by the provisions of this Subscription Agreement and the Governing Documents, and may be restricted by applicable state and non-U.S. securities laws, that no market exists or is expected to develop for the Shares.

10.6.         Share Transfer Restrictions.

The Subscriber may not sell, offer for sale, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of its Shares or its Capital Commitment unless (i) the Fund provides prior written consent; provided, that the Fund shall not unreasonably withhold, condition or delay its consent to any Transfer by the Subscriber to an affiliate of the Subscriber; (ii) the Transfer is made in accordance with applicable securities laws and (iii) the Transfer is otherwise in compliance with the transfer restrictions set forth in clauses (A) through (D) below. No Transfer will be effectuated except by registration of the Transfer on the Fund books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Fund. Transfer restrictions include:

(A) In any event, the consent of the Fund to a proposed Transfer may be withheld (1) if the creditworthiness of the proposed transferee, as determined by the Fund in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (2) unless, in the opinion of counsel (who may be counsel for the Fund or the Subscriber) satisfactory in form and substance to the Fund:

(I)	such Transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund or the Shares to be Transferred;

(II)	such Transfer would not cause all or any portion of the assets of the Fund to constitute “plan assets” under the Plan Assets Regulation;

(III)	such Transfer will not violate any law, regulation or other governmental rule applicable to such Transfer; and

(IV)	such Transfer will not subject the Fund, the Adviser or any of their affiliates or any officer, trustee or employee of the Fund or the Adviser or any of their affiliates to additional regulatory requirements the compliance with which would subject the Fund or such other Person to material expense or burden (unless such affected person consents to such Transfer).

(B) The Subscriber agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Fund in connection with any Transfer of all or any fraction of its Shares, prior to the consummation of such Transfer.

FOR ALL SUBSCRIBERS

(C) Any person that acquires all or any fraction of the Shares of the Subscriber in a Transfer permitted under this Subscription Agreement shall be obligated to pay to the Fund the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Fund it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

(D) The Fund shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Fund shall have given its prior written consent thereto and there shall have been filed with the Fund a dated notice of such Transfer, in form satisfactory to the Fund, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (1) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (2) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Offering Document and all applicable laws and regulations applicable to the transferee and the transferor.

10.7.         State Governing Subscription. (For U.S. domestic Subscribers only. Does not apply to foreign Subscribers.) The Subscriber was offered Shares in the state listed as the Subscriber’s address on Schedule 1.

10.8.         Obligation to Make Payments and Compliance with Laws and Regulations. The Subscriber confirms that (a) the Subscriber is obligated to pay the Fund any amounts that the Fund is required to withhold or pay with respect to or on behalf of the Subscriber and that exceed amounts then available for distribution to the Subscriber, whether or not the Subscriber has withdrawn from the Fund or the Fund has terminated or dissolved, (b) to the extent that the Subscriber owes any amounts to the Fund hereunder, the Subscriber understands and agrees that the Fund may withhold such amounts from any distributions that otherwise would be made to the Subscriber under the Governing Documents and this Subscription Agreement in satisfaction thereof (it being understood that such amounts shall be deemed distributed), without waiver of any other rights the Fund may have hereunder or thereunder, and (c) the Subscriber is responsible for compliance with all tax, exchange control, reporting and other laws and regulations applicable to its investment in the Fund.

10.9.         Prohibited Categories. The Subscriber: (i) is not registered as an investment company under the Investment Company Act; (ii) has not elected to be regulated as BDC under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC.

FOR ALL SUBSCRIBERS

10.10.       Applicable Categories. The Subscriber hereby certifies to the Fund that the categories initialed below apply to the Subscriber. (The Subscriber must initial each applicable category.)

 ____            The Subscriber is a Shareholder that is a Benefit Plan Investor (as defined in Schedule 2).

 ____            The Subscriber is an Other Plan Investor (as defined in Schedule 2 – e.g., a “governmental” plan).

 ____            The Subscriber is a Tax-Exempt Partner (i.e., exempt from income taxation under §501 of the Internal Revenue Code).

 ____            The Subscriber is a BHC Subscriber1 (i.e., a bank holding company registered under the BHC Act or a non-bank subsidiary thereof).

 ____            The Subscriber is a Foundation Partner (as defined in §509 of the Internal Revenue Code).

 ____            The Subscriber is a “United States person” for U.S. federal income tax purposes.

 ____            The Subscriber is a “charitable remainder trust” within the meaning of Section 664 of the Code.

 ____            The Subscriber is or may become a person (including an entity) that has discretionary authority or control with respect to the assets of the Fund or a person who provides investment advice with respect to the assets of the Fund or an “affiliate” of such a person. (For purposes of the foregoing, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person.)

 ____            The Subscriber is “Stone Point Related” (i.e., an affiliate of the Fund or the Adviser, or a trustee, officer, employee or agent of the Fund or the Adviser or any of their respective affiliates).

 ____            The Subscriber is subject to the Freedom of Information Act, 5 U.S.C § 552 (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any similar statutory or legal right that might result in the disclosure of confidential information relating to the Fund (together with FOIA, “Public Disclosure Laws”). Please indicate the relevant Public Disclosure Laws to which the Subscriber is subject.

 __________________________________________________________________

 __________________________________________________________________

 __________________________________________________________________

10.11.       Sale of Shares. The Subscriber understands and agrees that the Fund may cause the Subscriber to sell all or a portion of its Shares in accordance with the provisions of the Governing Documents and this Subscription Agreement.

10.12.       Swaps. The Subscriber represents and warrants that Subscriber will not enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part, directly or indirectly, on the return with respect to the Fund or its Shares (a “Swap”) with a counterparty or counterparties (each, a “Counterparty”), such that the Counterparty would be deemed to be: (i) a beneficial owner of Shares in the Fund for purposes of the Investment Company Act; (ii) the beneficial owner of Shares in the Fund for purposes of the Commodity Exchange Act, as amended, or the rules of the Commodity Futures Trading Commission; (iii) an offeree or purchaser of Shares for purposes of the Securities Act; (iv) a client of the Adviser for purposes of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (v) a purchaser of Shares for purposes of the Exchange Act (including, without limitation the anti-fraud rules thereunder); or (vi) a holder of Shares who is an investor in a Plan.

1 A BHC Subscriber is defined as a subscriber that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

FOR ALL SUBSCRIBERS

10.13.       Correctness of Information. The Subscriber represents and warrants that the information it has provided in this Subscription Agreement, its Annexes, Schedules and Exhibits (collectively “Attachments”) (which Attachments are incorporated in this Subscription Agreement by reference as if expressly set forth herein), and, to its knowledge, in any U.S. Internal Revenue Service or other tax form delivered to the Fund or the Adviser, is true, accurate and complete and may be relied upon by the Fund for any purpose, including the establishment of subscriber-related facts underlying claims of exemption from the registration provisions of federal and state securities laws. The Subscriber acknowledges that the Fund and the Adviser are relying on such information in connection with (a) the Subscriber being admitted as a Shareholder, (b) not registering the offer and sale of Shares under the Securities Act or any state securities laws, (c) if applicable, determining whether Benefit Plan Investors (as defined in Schedule 2) own less than 25% of the value of Shares, as determined under the Plan Asset Regulation (as defined in Schedule 2), from time to time, and (d) the management of the Fund’s business. If at any time during the term of the Fund any of the representations and warranties contained in this Subscription Agreement (including the Annexes, Schedules and Exhibits attached hereto) shall cease to be true, the Subscriber will promptly notify the Fund in writing.

10.14.       Careful Review of Privacy Policy. The Subscriber, if an individual, has read carefully in its entirety, and understands and agrees with the Fund’s privacy policy attached hereto as Privacy Principles and contained within the Fund’s Private Placement Memorandum.

11.           Power of Attorney; Appointment of Fund as Attorney-in-fact and Agent.

(a) The Subscriber hereby constitutes and appoints the Fund its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Subscriber and in the Subscriber’s name, place and stead, in any and all capacities and to take any and all other actions as are authorized by the power of attorney contained in this Subscription Agreement. The power of attorney granted hereby shall be deemed an irrevocable special power of attorney, coupled with an interest, which the Fund may exercise for the Subscriber by the signature of the Fund or by listing the Subscriber as a Shareholder executing any instrument with the signature of the Fund as attorney-in-fact for the Subscriber. This grant of authority shall survive the assignment by the Subscriber of the whole or any portion of the Subscriber’s Shares, except where the assignment is of all of the Subscriber’s Shares in the Fund and the assignee thereof, with the consent of the Fund, is admitted as a Shareholder; provided, however, this power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution. The Fund, as attorney-in-fact for the Subscriber, may make, execute, sign, acknowledge, swear to, record and file:

(i) all certificates and other instruments deemed advisable by the Fund in order for the Fund to enter into any borrowing or pledging arrangement, including any Credit Facility;

(ii) all certificates and other instruments deemed advisable by the Fund to comply with the provisions of this Subscription Agreement and applicable law or to permit the Fund to become or to continue as a BDC; and

(iii) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which the Fund considers advisable.

FOR ALL SUBSCRIBERS

12.           Agents; Nominees. In the event (as indicated on Schedule 1) that the Subscriber is acting as an agent pursuant to a power-of-attorney (“Agent”), or nominee (a “Nominee”) for an individual or entity that will be the beneficial owner of the Shares, (i) in the case of an Agent, the Agent represents and warrants that the representations, warranties, and agreements made in this Subscription Agreement are made by the Agent with respect to and on behalf of the beneficial owner as the Subscriber, and (ii) in the case of a Nominee who will be the Subscriber, the Nominee makes such representations on behalf of the Nominee, as the Subscriber, and the beneficial owner of the Shares subscribed for hereby. The Agent or Nominee, as the case may be, represents and warrants that the Agent or Nominee has all requisite power and authority from said beneficial owner to execute and perform the obligations on behalf of the beneficial owner (and, as applicable, on its own behalf as record owners of the Shares) under this Subscription Agreement and the Governing Documents, and hereby agrees to indemnify and hold harmless the Fund, the Adviser and their respective affiliates, against any and all loss, liability, claim, damage, cost, and expense whatsoever (including, but not limited to, legal fees and expenses) arising out of, or resulting from, or based upon, any misrepresentation or breach of warranty of this Section 12.

13.           Fund Elections. The Subscriber understands that the Fund has elected to be treated as a BDC under the Investment Company Act and intends to elect to be treated, and intends to qualify annually thereafter, as a RIC within the meaning of Code Section 851, for U.S. federal income tax purposes; pursuant to those elections, the Subscriber will be required to furnish certain information to the Fund as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Fund, the Subscriber understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation §1.852-7.

14.           Stone Point Name and Mark. The Subscriber acknowledges that: (i) the “Stone Point” name and mark (and any derivative thereof, including “Stone Point Credit”, “SP” and “SPC”) are the property of Stone Point Capital LLC or its affiliates; (ii) the Fund’s authority to use such name and mark may be withdrawn by Stone Point Capital LLC or its affiliates without compensation to the Fund; (iii) no Subscriber shall, by virtue of its ownership of Shares in the Fund, hold any right, title or interest in or to such name and mark; and (iv) following the dissolution and liquidation of the Fund, all right, title and interest in and to such name and mark shall be held solely by Stone Point Capital LLC or its affiliates.

15.           No Third-Party Beneficiaries. Except as provided with respect to a lender under a Credit Facility in accordance with Section 8, the provisions of this Subscription Agreement are not intended to be for the benefit of or enforceable by any third party. Without limiting the foregoing, no third party shall, except as permitted by law and this Subscription Agreement, have any right to (i) enforce or demand enforcement of a Subscriber’s Capital Commitment, obligation to return distributions, or obligation to make other payments to the Fund as set forth in this Subscription Agreement or (ii) demand that the Fund issue any capital call.

16.           Miscellaneous Provisions.

16.1.         Amendments and Waivers. This Subscription Agreement may be amended only with the written consent of the Subscriber and the Fund. The observance of any provision of this Subscription Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party hereto that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of such party waiving such term or condition. No waiver by any party hereto of any provision of this Subscription Agreement in any one or more instances shall be deemed to be or construed as a waiver of the same or other provision of this Subscription Agreement on any future occasion. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party hereto shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to any party hereto shall not otherwise alter or affect any power, remedy or right with respect to the other party hereto, or the obligations of the party hereto to whom such extension or indulgence is granted. All remedies, either under this Subscription Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

FOR ALL SUBSCRIBERS

16.2.         Survival of Representations and Warranties; Indemnity. All representations and warranties contained herein or in any Attachments hereto made by the Subscriber shall survive indefinitely following the execution and delivery of this Subscription Agreement, and the issue and sale of Shares. The Subscriber shall and hereby does agree to indemnify and hold the Fund, the Adviser and their respective controlling persons, officers, trustees, members, partners, employees, and affiliates, free and harmless from and in respect of any and all claims, actions, demands, causes of action, liabilities, losses and expenses whatsoever (including, without limitation, attorneys’ fees) arising from the breach or alleged breach of any of the representations, warranties or covenants made by or on behalf of Subscriber in this Subscription Agreement or in any Attachments hereto, or in the Governing Documents. Any claims for indemnity may be offset against subsequent distributions subject to applicable law.

16.3.         Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto. However, the Subscriber shall not transfer this Subscription Agreement or any of its rights in, to or under this Subscription Agreement and any attempted transfer shall be void and without force or effect.

16.4.         Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered (a) in person, (b) by registered or certified mail, (c) by private courier, or (d) by e-mail. All notices to the Fund shall be delivered to Stone Point Credit Income Fund – Select, c/o Stone Point Credit Income Adviser LLC, 20 Horseneck Lane, Greenwich, CT 06830, Attention: Investor Relations, or email SPCIF@StonePoint.com. All notices to the Subscriber shall be delivered to the address, facsimile number and email address provided by the Subscriber in Section 5 of Schedule 1 attached hereto or as last set forth in the records of the Fund. The Subscriber may designate a new address for notices by giving written notice to that effect to the Fund. The Fund may designate a new address for notices by giving written notice to that effect to the Subscriber. A notice given in accordance with the foregoing clauses (a), (b) and (c) shall be deemed to have been effectively given three Business Days after such notice is mailed by registered or certified mail, return receipt requested, or one Business Day after such notice is sent by overnight FedEx or other one-day provider, to the proper address, or at the time delivered when delivered in person or by private courier. A notice given by in accordance with the foregoing clause (d) shall be deemed to have been effectively given when sent unless the sender receives a message of “error in transmission.”

16.5.         Applicable Law. Subject to Section 10.7, this Subscription Agreement shall be construed in accordance with and governed by the internal substantive laws (without giving effect to the choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware) of the State of Delaware.

16.6.         Arbitration. Any dispute relating to this Subscription Agreement that arises prior to an initial public offering of the Shares which cannot be amicably resolved between the parties shall be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then prevailing, and the decision of the arbitrators shall be final and binding on all the parties. Notwithstanding the foregoing, the parties agree that no consequential, indirect, exemplary or punitive damages shall be awarded in any such arbitration. The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be shared equally by the parties, subject to the indemnification provisions set forth in Section 16.2. The parties agree that exclusive venue for any arbitration pursuant to this Section 16.6 shall be New York, New York and that notice of such arbitration may be provided in the manner set forth in Section 16.4.

16.7.         Headings, etc. The table of contents and the headings of the sections of this Subscription Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

16.8.         Severability. In the event any provision of this Subscription Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Subscription Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Subscription Agreement.

FOR ALL SUBSCRIBERS

16.9.         Entire Agreement. This Subscription Agreement, together with its Attachments (which Attachments are incorporated in this Subscription Agreement by reference), constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and any other prior or contemporaneous written or oral agreements, statements or assurances with respect to this subject matter are hereby rescinded and terminated.

16.10.       Irrevocability and Acceptance. This Subscription Agreement is and shall be irrevocable by the undersigned but will not be binding on the Fund unless and until it is agreed to and accepted by the Fund. The Fund in its sole discretion may accept this Subscription Agreement with respect to the Capital Commitment in whole or in part. Acceptance will be given either by delivery of this Subscription Agreement to the Subscriber with the form of acceptance executed by the Fund or by such execution and written notice thereof to the Subscriber. This Subscription Agreement will expire if it is not accepted by the Fund on or prior to nine months from the date Subscriber has executed this Subscription Agreement.

16.11.       Counterparts; Facsimile or PDF Signatures. This Subscription Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile or PDF counterpart signatures to this Subscription Agreement shall be acceptable and binding.

16.12.       Electronic Delivery of Communications. The Subscriber hereby acknowledges and agrees that the Fund and/or the Adviser may deliver and make reports, statements and other communications, including, without limitation, the Offering Documents, this Subscription Agreement, Form 1099s and other tax related information and documentation (“Account Communications”), available to the Subscriber in electronic form. It is the Subscriber’s affirmative obligation to notify the Fund in writing if the Subscriber’s e-mail address(es) listed in Section 5 of Schedule 1 change(s). The Subscriber may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Fund, in writing, of the Subscriber’s intention to do so, and will thereafter receive such Account Communications in paper form.

17.           Compliance with the U.S. Patriot Act; Solicitation Fee Acknowledgment.

17.1.         Compliance with the U.S. Patriot Act. The Subscriber hereby understands that to help the United States government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Subscriber who opens an account, all as set forth on Schedule 1. The responses provided on such Schedule are deemed to be made in this Subscription Agreement as if expressly set forth herein.

FOR ALL SUBSCRIBERS

18.           Confidentiality.

(a) The Subscriber acknowledges that the Offering Document and other information relating to the Fund have been submitted to the Subscriber on a confidential basis for use solely in connection with the Subscriber’s consideration of the purchase of Shares. The Subscriber agrees that, without the prior written consent of the Fund (which consent may be withheld at the sole discretion of the Fund), the Subscriber shall not (i) reproduce the Offering Document or any other information relating to the Fund, in whole or in part, or (ii) disclose the Offering Document or any other information relating to the Fund to any person who is not an officer or employee of the Subscriber who is involved in its investments, or partner (general or limited) or affiliate of the Subscriber (it being understood and agreed that if the Subscriber is a pooled investment fund, it shall only be permitted to disclose the Offering Document or other information related to the Fund to its limited partners or underlying investors if the Subscriber has required its limited partners or underlying investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 18), except to the extent: (A) such information has become generally available to the public other than as a result of the breach of this Section 18 by the Subscriber or any agent or affiliate of the Subscriber; (B) such information may be required to be included in any report, statement or testimony required to be submitted to any municipal, state or national regulatory body having jurisdiction over the Subscriber; (C) such information may be required in response to any summons or subpoena or in connection with any litigation; (D) necessary to comply with any law, order, regulation or ruling applicable to the Subscriber; (E) it is necessary to disclose such information to the Subscriber’s employees and professional advisors (including the Subscriber’s auditors and counsel and, for a Subscriber that is subject to Title I of ERISA and/or Section 4975 of the Code (an “ERISA Shareholder”), such Persons as are necessary for the proper administration of the ERISA Shareholder), so long as such Persons are advised of the confidentiality obligations contained herein; and (F) such information may be required in connection with an audit by any taxing authority. The Subscriber further agrees to return the Offering Document and any other information relating to the Fund if no purchase of Shares is made or upon the Fund’s request therefore. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Fund in respect of any such breach, the Fund shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

(b) The Subscriber further acknowledges that all information received in connection with this Subscription Agreement and the Fund is confidential, and agrees that in the event the Subscriber receives material non-public information, the Subscriber shall not engage in any securities trading on the basis of such information in violation of applicable law.

19.           Tax Matters. The Subscriber agrees to furnish the Fund or the Adviser with any information, representations and forms as shall reasonably be requested by the Fund or the Adviser from time to time to assist it in complying with any applicable law or tax requirements or determining the extent of, and in fulfilling, its withholding obligations. The Subscriber agrees to furnish the Adviser with any representations and forms as shall reasonably be requested by the Adviser to assist it in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency upon the Fund or amounts paid to the Fund.

20.           FATCA and CRS. The Subscriber agrees to provide to the Fund or its agents, upon request, any documentation or other information regarding the Subscriber and its beneficial owners that the Fund or its agents may require from time to time in connection with the Fund’s obligations under, and compliance with, applicable laws and regulations including, but not limited to, FATCA and the Common Reporting Standard (“CRS”) developed by the Organisation for Economic Co-operation and Development, both FATCA and CRS as implemented in the Cayman Islands.  By executing this Subscription Agreement, the Subscriber waives, to the fullest extent permitted by law, any provision under the laws and regulations of any jurisdiction that would, in the absence of such waiver, prevent or inhibit the Fund’s compliance with applicable law as described in this paragraph including, but not limited to preventing (a) the Subscriber from providing any requested information or documentation, or (b) the disclosure by the Fund or its agents of the provided information or documentation to applicable governmental or regulatory authorities.  The Subscriber further acknowledges that the Fund and the Adviser may take such action as each of them considers necessary in relation to such Subscriber’s holding and/or withdrawal proceeds to ensure that any withholding tax payable by the Fund, and any related costs, interest, penalties and other losses and liabilities suffered by the Fund, or any other investor, or any agent, delegate, employee, trustee, officer or affiliate of any of the foregoing persons, arising from such entity’s failure to provide any requested documentation or other information to the Fund, is economically borne by such Subscriber. Such actions may include, but are not limited to, the following:

(a) The disclosure by the Fund or such other service provider or delegate of the Fund, of certain information relating to the Subscriber to the Cayman Islands Tax Information Authority (“TIA”) or equivalent authority and any other foreign government body as required by FATCA or CRS. Such information may include, without limitation, confidential information such as financial information concerning the Subscriber’s investment in the Fund, and any information relating to any shareholders, principals, partners, beneficial owners (direct or indirect) or controlling persons (direct or indirect) of the Subscriber.

FOR ALL SUBSCRIBERS

(b) The Fund may compulsorily withdraw the Subscriber in accordance with the terms of the Investment Advisory Agreement and may deduct relevant amounts from the Subscriber so that any withholding tax payable by the Fund or any related costs, debts, expenses, obligations or liabilities (whether internal or external to the Fund) are recovered from the Subscriber whose action or inaction (directly or indirectly) gave rise or contributed to such taxes, costs or liabilities. The Subscriber expressly acknowledges that such documentation and the information therein may be provided to the TIA and/or the U.S. Internal Revenue Service and to any withholding agent that has control, receipt or custody of the income of which the Subscriber is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Subscriber is the beneficial owner. The Subscriber acknowledges that the Fund or any relevant service provider or delegate of the Fund will be required to report to the TIA on an annual basis, with account information being disseminated by the TIA to tax authorities around the globe. The Cayman Islands government may also enter into additional agreements with other countries in the future, and additional countries may adopt CRS, which will likely further increase the reporting and/or withholding obligations of the Fund.

21.           Compliance with Laws; Disclosure. The Fund may disclose information concerning the Fund or the Shareholders to the extent necessary to comply with applicable laws, including ERISA (if applicable), and regulations or policies, including any anti-money laundering or anti-terrorist laws or regulations or policies related thereto. Each Subscriber hereby agrees to provide the Fund, promptly upon request, all information that the Fund reasonably deems necessary to enable the Fund and/or the Adviser to comply with applicable laws, including, without limitation, ERISA (if applicable) and the Investment Company Act, and regulations or policies thereunder. The Subscriber consents to disclosure by the Fund and its agents of information pertaining to the Subscriber to relevant third parties as the Fund or its agents reasonably deem appropriate or necessary in connection with the operations of the Fund, including without limitation, to governmental, regulatory, national security, courts, law enforcement or other authorities, banks, financial intermediaries and counterparties, including, without limitation, to parties outside of the jurisdiction in which the information was initially collected by the Fund. The Subscriber hereby agrees to provide the Fund and the Fund’s custodian, promptly upon request, all information requested in connection with their anti-money laundering and know-your-customer requirements. Each Subscriber hereby represents and warrants that the Subscriber has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of information concerning the Subscriber, necessary to disclose such information to the Fund, and as required for the Fund to use and disclose such information in connection with the performance of its obligations hereunder, and that the disclosure of such information does not violate any applicable laws, regulations, by-laws or ordinances. The Subscriber shall fully indemnify the Fund and the Fund shall have no liability for any action taken or omitted by it in reliance upon the foregoing representation and warranty for claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of information concerning the Subscriber.

FOR ALL SUBSCRIBERS

STONE POINT CAPITAL | STONE POINT CREDIT

Investor Privacy Notice

Last Updated: March 31, 2025

Stone Point Capital LLC, Stone Point Credit Adviser LLC, and Stone Point Credit Income Adviser LLC (collectively, “Stone Point”) consider privacy to be fundamental to our relationship with you and our other investors. We are committed to maintaining the confidentiality, integrity, and security of your personal information. Accordingly, we have developed internal policies and practices in an effort to protect the confidentiality of your personal information while still meeting your needs. We are providing this notice to you so that you will know what kinds of information we collect about you, how we use that information, the circumstances in which that information may be disclosed to third parties, and certain rights you may have with respect to that information. This notice relates to current, former, and prospective investors in a fund or other vehicle managed by Stone Point (“Fund”) who provide personal information to Stone Point or the general partner of a Fund. You can find our privacy policy at Stone Point Privacy Policy. This notice may be changed at any time. If there are changes, documents containing the revised notice will be updated. If you are an investor or prospective investor and you provide personal information on behalf of any natural person to us, you should provide a copy of this notice to that person.

For purposes of this Notice, “personal information” means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular consumer or household. It includes “nonpublic personal information” as such term is defined under federal securities laws. It does not include de-identified or aggregate information, or public information lawfully available from governmental records.

COLLECTION OF INFORMATION

To conduct the Fund’s investment program in an accurate and efficient manner, we collect and maintain certain personal information about you and the Fund’s other investors. We may collect and maintain the following categories of personal information. Please note that the examples of the types of information within these categories that may qualify as personal information are not intended to be comprehensive and that there may be overlap between categories.

⮚	Identifiers, including name, physical address, e-mail address, phone number, Social Security number, passport number, driver’s license information

FOR ALL SUBSCRIBERS

⮚	Personal Records, including bank account number, Know Your Client (KYC) and anti-money laundering (AML) information, including country of origin/nationality, country of domicile/tax residence, tax reference number

⮚	Demographic, protected classification, and association information, such as date of birth, information relating to politically exposed persons and foreign political figures

⮚	Professional Information, such as occupation

⮚	Internet or network activity information, such as user authentication information

⮚	Commercial information, including your financial transaction information and creditworthiness

⮚	Inference, such as information reflecting your preferences or characteristics

⮚	Sensitive Personal Information, such as Age, Social Security number, driver’s license number or other government-issued identification card information, passport number, national origin, citizenship and visa status, marital status, sex (including gender), and contents of mail, email, and text messages

SOURCES OF INFORMATION

We collect the categories of personal information listed above from the following sources:

⮚	Information we receive directly from you through subscription agreements, questionnaires, or other forms that you submit to us

⮚	Information from transactions made with us, our affiliates or third parties

⮚	Information we may acquire through meetings, telephone conversations, e-mail messages and other interactions we may have with you over the Internet or via other technologies

⮚	Information from publicly available sources (e.g., court records)

⮚	Third-party service providers such as KYC service providers and consumer reporting agencies

USE OF INFORMATION

We may use the personal information we collect for one or more of the following business purposes:

⮚	To complete the transaction for which the personal information was collected or to provide a service requested by you

⮚	To create, maintain, customize, and secure your account with us

⮚	To communicate with you and provide information we believe may be of interest to you
⮚	To process your requests, transactions, payments and prevent transactional fraud
⮚	To help detect, prevent, investigate, and prosecute fraud and/or other criminal activity
⮚	To maintain the safety, security and integrity of our business, services, website, and other technology assets

FOR ALL SUBSCRIBERS

⮚	To establish or defend our legal rights

⮚	To comply with applicable KYC and AML laws and regulations

⮚	To comply with any other legal, compliance, and/or regulatory obligations

⮚	To comply with general business, research, or operational purposes or for all other reasons as permitted by law or regulation

DISCLOSURE OF INFORMATION

We will not disclose any personal information about you to others, except as may be permitted or required by law or as otherwise set out below.

We may disclose the categories of personal information described above to our affiliates and service providers as allowed by applicable law or regulation, including any anti-money laundering or anti-terrorist laws or regulations. In the normal course of serving you, personal information we collect may be disclosed to companies that perform various services to us such as our accountants, attorneys, auditors, banks, transfer agents, escrow agents, custodians, administrative agents, marketing service firms, broker-dealers and other similar relationships, to facilitate the acceptance and management of your investment. Specifically, we may disclose to these parties’ personal information including:

⮚	Information we receive on subscription agreements or other forms, such as name, address, account or tax identification number and the types and amounts of investments

⮚	Information about transactions with us, our affiliates, or others, such as participation in other investment programs, ownership of certain types of accounts such as IRAs or other account data; and

⮚	Information we receive from a consumer reporting agency, such as an individual’s creditworthiness and credit history

We do not disclose personal information with affiliates or nonaffiliated third parties for them to market to you nor do we share your creditworthiness information with affiliates for their business purposes. We may also disclose personal information (i) if compelled to do so by law or in connection with any government or regulatory organization request or investigation; (ii) with certain of the Fund’s portfolio investments and/or their advisors, when necessary to meet withholding tax requirements or other legal and/or regulatory obligations or to facilitate transaction-related matters; (iii) in the event we sell or transfer (or are in negotiations to sell or transfer) all or a portion of our business or assets (including in the event of a reorganization, dissolution, or liquidation); or (iv) when you direct us to do so.

Any third party that receives personal information is required to use your information only for the purposes for which we disclose the information to them and as allowed by applicable law or regulation. Such third party is not permitted to disclose or use this information for any other purpose.

FOR ALL SUBSCRIBERS

In the preceding 12 months, we have neither (i) sold personal information, nor (ii) shared your personal information to a third party for cross-context behavioral advertising. We do not knowingly sell or share the personal information of minors under the age of 16.

We do not use sensitive personal information to infer characteristics about you and only use sensitive personal information for the uses outlined above.

RETENTION PERIOD

We retain your personal information for as long as reasonably necessary and proportionate to achieve the purposes and uses set out in this Notice, as authorized by law, and to meet legal, taxation, accounting, risk management or business requirements. We may retain personal information for longer where required by our regulatory obligations, or where we believe it is necessary to establish, defend or protect our legal rights and interests or those of others.

HOW WE PROTECT YOUR INFORMATION

To protect your personal information, we permit access only to authorized employees who need access to that information to provide services to you or in connection with the administration of the Funds. We maintain physical, electronic, and procedural safeguards pursuant to applicable law which are designed to guard your personal information. An individual limited partner’s rights under this policy extend to all forms of contact with us, including telephone, written correspondence, and electronic media, such as the Internet.

***

California Residents

This provision supplements the information contained above and applies solely to residents of California.

Much of the personal information that we collect is exempt from the rights provided by California Consumer Privacy Act (CCPA). The rights under the CCPA described below do not apply, for instance, to personal information collected, processed, sold, or disclosed pursuant to the Gramm-Leach-Bliley Act and its implementing regulations or the California Financial Information Privacy Act. As a general matter, those laws apply to non-public personal information about individuals who obtain financial products or services primarily for personal, family, or household purposes. This section therefore does not cover information falling within the scope of these exemptions or to which the CCPA’s relevant provisions do not apply.

FOR ALL SUBSCRIBERS

You have the right to request that we disclose the following information to you about our collection, disclosure, and use of your personal information over the 12 months prior to the date of your request:

⮚	The categories of personal information we collect about you

⮚	The categories of sources for the personal information we collect about you

⮚	Our business or commercial purpose for collecting that personal information

⮚	The categories of personal information we have sold or shared, the categories of third parties with whom we sell or share that personal information and the business purpose for doing so

⮚	The categories of third parties with whom we sell or share that personal information and the business purpose for doing so

⮚	The specific pieces of personal information collected about you

⮚	The categories of personal information we have disclosed, the categories of third parties that we’ve disclosed them with, and the business purpose for doing so

You have the right to request that we delete any of your personal information that we have collected and retained. We will, however, not delete your information if we need it (i) to fulfill our obligations to you, (ii) to comply with legal and regulatory obligations, (iii) to protect the security or functionality of our operations, or (iv) for certain other reasons in accordance with applicable law or regulation.

We take reasonable steps to ensure that information we hold about you is accurate and complete. However, you have the right to request that we correct any inaccurate personal information that we have about you.

To exercise the rights described above, you may submit a verifiable consumer request to us by either e-mailing us at SPCprivacyrequests@stonepoint.com or calling us at 1 (833)-786-7682. The request must provide sufficient information that allows us to reasonably verify you are the person about whom we collected personal information and it must describe your request with sufficient detail that allows us to properly understand, evaluate, and respond to it. We will only use personal information provided in a verifiable consumer request to verify the requestor’s identity or authority to make the request.

If you are legally entitled to such rights, you may designate an agent to submit a request on your behalf. The agent must be a natural person or a business entity that is registered with the California Secretary of State. If you would like to designate an agent to act on your behalf, you and the agent will need to provide us with your signed permission indicating the agent has been authorized to submit the opt-out request on your behalf. We will also require that you verify your identity directly with us or confirm with us that you provided the agent with permission to submit the request.

Please note that this subsection does not apply when an agent is authorized to act on your behalf pursuant to a valid power of attorney. Any such requests will be processed in accordance with California law pertaining to powers of attorney.

FOR ALL SUBSCRIBERS

We endeavor to respond to a verifiable consumer request within the time periods provided by the CCPA. For more information about our privacy practices, please visit our website at www.stonepoint.com.

We will not deny services, charge different prices, offer a different quality of service or otherwise discriminate against you for exercising these rights.

Cayman Island Fund Investors

Where you have invested into a Fund organized under the laws of the Cayman Islands, that Fund is the data controller for the purposes of the Data Protection Act (2021 Revision) (“DPA”).

The personal data that you provide for the purposes of the subscription into the Fund registered in the Cayman Islands shall be processed in accordance with the provisions of the DPA and is used in connection with the discharge of legal and regulatory obligations. We will only use your personal data in pursuance of our legitimate interests where we have considered that the processing is necessary and, on balance, our legitimate interests are not overridden by your legitimate interests, rights, or freedoms.

You have certain data protection rights, including the right to:

⮚	be informed about the purposes for which your personal data are processed

⮚	access your personal data

⮚	have incomplete or inaccurate personal data corrected

⮚	be informed of a personal data breach (unless the breach is unlikely to be prejudicial to you)

⮚	complain to the Data Protection Ombudsman as described below, and

⮚	require us to delete your personal data in some limited circumstances

The Fund will not take decisions producing legal effects concerning you based solely on automated processing of your personal data, unless we have considered the proposed processing in a particular case and concluded in writing that it meets the applicable requirements under the DPA.

For further information related to the DPA, or for further details in relation to complaints, please see www.ombusman.ky Please contact us at SPCprivacyrequests@stonepoint.com or at 1 (833)-786-7682 should you have a query related to the application of the DPA to your investment in one of our Cayman Islands Funds.

FOR ALL SUBSCRIBERS

***

To the extent you have any questions about our privacy practices, please contact:

Chief Compliance Officer, 20 Horseneck Lane, Greenwich, CT 06830

SPCprivacyrequests@stonepoint.com or 1 (833)-786-7682.

Effective Date: March 31, 2025

FOR ALL SUBSCRIBERS

SIGNATURE PAGE

INDIVIDUAL SUBSCRIBER:	INSTITUTIONAL SUBSCRIBER*:

Name of Individual Subscriber	Name of Institutional Subscriber

Signature:	By:

Print Name:	Print Name:

Date:	Title:

Date:

*If IRA, must be in the form of:(the name of the IRA Custodian) for the benefit of (the name of the individual) and must also be acknowledged by custodian or trustee below.

Acknowledgment by IRA Custodian or Trustee with respect to Investment for an IRA:

By signing below, the undersigned custodian or trustee of the IRA for the benefit of the Individual Subscriber named above (the “Client IRA”) acknowledges that investment in the Fund is being made through the Client IRA from the below referenced account and certifies that the Client IRA has directed the custodian or trustee to sign this Subscription Agreement on behalf of the IRA. The trustee or custodian’s contact, account reference number and Tax ID are set forth below.

Name of IRA Holder:

Name and Address of Custodian:

Contact Individual:

IRA Account or Other Reference Number:

Trustee/Custodian’s Tax I.D. Number:

Acknowledgement by Custodian:

By:

Name:

Title:

ALL SUBSCRIBERS, PLEASE FOLLOW THESE INSTRUCTIONS:

ALL SUBSCRIBERS: If you do not complete the applicable Schedule(s) or Annexes attached hereto, your Subscription Agreement shall be deemed incomplete and will be returned to you.

INDIVIDUAL SUBSCRIBERS: Please complete Schedules 1 and 2 (if applicable) and Annex A attached hereto.

INSTITUTIONAL SUBSCRIBERS: Please complete Schedules 1 and 2 (if applicable) and Annex B attached hereto.

THIS SUBSCRIPTION AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS COUNTERSIGNED BY THE FUND:

[Fund’s signature page follows]

FOR ALL SUBSCRIBERS

SIGNATURE PAGE OF THE FUND:

Agreed to and Accepted by
STONE POINT CREDIT INCOME FUND – SELECT

as of ______________________________, 20___	$
Amount of Commitment Accepted

By:

Print Name:

Title:

FOR ALL SUBSCRIBERS

Schedule 1 to Subscription Agreement:

Subscriber Information

(For All Subscribers)

Instructions: Please complete the applicable parts of this Schedule.

Name and Address (please print)

Name (Print both names if joint registration)

Street Address/Address of Principal Office (No P.O. Boxes)

(____)
City	State	Zip Code	Telephone No.

1.             Investment. The minimum Capital Commitment for investors is $25,000. Any subsequent Capital Commitments of such institutional or retail investors are expected to be in increments of $10,000. Please indicate below the amount of the Subscriber’s Capital Commitment in the Fund.

Amount of Capital Commitment: $________________

Payment made by wire direct to:

[ ]
ABA#	[ ]
DDA#	[ ]
Ultimate Acct Name:	Stone Point Credit Income Fund – Select
FFC:	Account Name

2.             Primary Contact Person for this Account.

Name:_____________________________________________________

Address:___________________________________________________

Telephone Number:___________________________________________

Telefax Number (if available):___________________________________

E-mail Address:______________________________________________

______________________________

FOR ALL SUBSCRIBERS

3.             Persons authorized to act for the Subscriber (i.e. authorized to invest in funds, request redemptions or withdrawal, direct payment of funds, etc.). In addition to the persons authorized by the power of attorney contained in Section 11 of the Subscription Agreement, the Subscriber hereby authorizes the person(s) noted below to act individually on behalf of this account unless otherwise noted. Please provide name, specimen signatures and titles in the form that such person would sign documents on behalf of this account, and telephone numbers. Without limiting the power of attorney contained in Section 11 of the Subscription Agreement, if there are circumstances under which more than one signature is required to take action with respect to this account, please state such circumstances. Requests to change the identity of persons authorized to act on behalf of a Subscriber which is a corporation, partnership, trust, estate or other fiduciary must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the Subscriber. The Subscriber agrees that the Fund may rely on the information provided herein until it receives written notice of superseding instructions.

3.1	3.2

Signature	Signature

Name (and title, if applicable)	Name (and title, if applicable)

Telephone number	Telephone number

3.3	3.4

Signature	Signature

Name (and title, if applicable)	Name (and title, if applicable)

Telephone number	Telephone number

FOR ALL SUBSCRIBERS

4.            Tax Information:

Please provide your Taxpayer I.D. Number/Social Security Number (as applicable):

Tax ID/SSN:

For Joint Accounts, please provide the Taxpayer I.D. or Social Security Number (as applicable) for each Joint Account Holder.

Name:	Tax ID:

Name:	Tax ID:

The Subscriber is a (please check the appropriate box):

☐ Corporation

☐ Limited Partnership

☐ General Partnership

☐ Limited Liability Company

☐ S-Corporation

☐ Charitable Trust

☐ Tax-Exempt Endowment

☐ Private Tax-Exempt Foundation

☐ Employee Benefit Plan (self-directed)

☐ Employee Benefit Plan (trustee directed)

☐ Fund of Funds

☐ Other Tax Exempt Organization_____________________________

☐ Other _____________________________

Tax year ends: ____________________

State (if applicable) and country of residence for tax purposes: ____________________

For a domestic self-directed employee benefit plan (e.g. Keogh or self-directed 401k):

Keogh or Plan Account Number _______________

Tax year ends ____________________

Plan or Custodian Taxpayer I.D. Number ______________________________

FOR ALL SUBSCRIBERS

Cost Basis Election:

All Subscribers, please elect a cost basis reporting method that will apply with respect to your investment in the Shares by checking the applicable box below (if you do not elect a cost basis method below, the default method that will apply to your Shares is First In, First Out (FIFO)):

☐ First In, First Out (FIFO) (This is the default method if no election is made.)

☐ Average Cost Basis

☐ Specific Share Identification (SSI)

☐ SSI – First In, First Out (SSI – FIFO)

☐ SSI – Highest In, First Out (SSI – HIFO)

☐ SSI - Low Cost Long Term

☐ SSI - Low Cost

☐ SSI - Low Cost Short Term

☐ SSI - High Cost Long Term

☐ SSI - High Cost Short Term

☐ SSI – Last In, First Out (SSI – LIFO)

☐ SSI – Proportional

☐ SSI – Manual Selection

If you wish to change your cost basis election at any time in the future, please contact the Fund and provide your account number, current cost-basis election and revised cost-basis election. The Fund will provide the information to the Fund’s custodian to implement the change.

FOR ALL SUBSCRIBERS

5.	Statements and Other Correspondence. Statements and other correspondence should be sent to (give name, address, fax number and email address, if available):

	Primary Contact	Secondary Contact
Name	_____________________________	______________________________
Company (if applicable)	_____________________________	______________________________
Title (if applicable)	_____________________________	______________________________
Address	_____________________________	______________________________
	_____________________________	______________________________
Phone	_____________________________	______________________________
Fax	_____________________________	______________________________
E-mail	_____________________________	______________________________

Type of Correspondence Contacts should receive (please check all that apply):

	Primary Contact	Secondary Contact
Funding Notices
Annual Financial Statements
Quarterly Reports
1099s and Tax Information
Original Legal Documents
Copy of Legal Documents
Amendments or Other Documents to be Signed
Other Investor Correspondence
Distribution Notice

FOR ALL SUBSCRIBERS

6.	Distributions.

☐	Please check here if the Subscriber wishes to “opt out” of the Fund’s Dividend Reinvestment Plan and receive cash distributions.

Please indicate where cash distributions should be sent (please check and complete one):

For All Subscribers	☐ Wire distributions to:	☐ Send check to:
Bank Name:	_____________________________	_____________________________
Bank Address:	_____________________________	_____________________________
Bank ABA #:	_____________________________	_____________________________
Account Number:	_____________________________	_____________________________
Account Name:	_____________________________	_____________________________
Reference:	_____________________________	_____________________________
Contact Name:	_____________________________	_____________________________
Phone:	_____________________________	_____________________________
Email:	_____________________________	_____________________________
SWIFT Code:	_____________________________	_____________________________
Comments:	_____________________________	_____________________________

For Non-US Subscribers Only:
US Correspondent Bank Name:	_____________________________	_____________________________
US Correspondent Bank’s Routing Codes (either ABA # or CHIPS #):	_____________________________	_____________________________
Beneficiary’s Bank’s Name:	_____________________________	_____________________________
Beneficiary’s Bank’s Routing Codes (either BIC # or UID #):	_____________________________	_____________________________
Beneficiary’s Name:	_____________________________	_____________________________
Beneficiary’s Account Number:	_____________________________	_____________________________
Additional Reference Information:	_____________________________	_____________________________

7.            Service of Process. (For foreign Subscribers only. Does not apply to U.S. domestic Subscribers.) If the Subscriber is either a foreign entity or is not a permanent resident of the United States, the Subscriber hereby irrevocably appoints the following as an agent within the United States to receive service of process on behalf of the Subscriber in connection with the enforcement of the obligation of the Subscriber to make capital contributions to the Fund, or otherwise in connection with the Subscriber’s subscription to contribute capital to the Fund:

FOR ALL SUBSCRIBERS

8.            Additional Information. Please indicate your agreement with the statements below by checking “yes” or “no”.

8.1	You understand that the entire amount of your investment may be lost. ☐ Yes ☐ No

8.2	You have prior experience investing in, and are familiar with, the types of investments in which the Fund will invest. ☐ Yes ☐ No

8.3	Following your investment in the Fund, you will have adequate means of providing for your current needs and contingencies and you have no need for liquidity in this investment. ☐ Yes ☐ No

8.4	Your investment in the Fund represents less than 5% of your net worth (excluding principal residence). ☐ Yes ☐ No

If not, estimate percentage of net worth (excluding principal residence)               %.

9.             Subscriber Status as Agent or Nominee

(The Subscriber must initial each applicable category.)

____  The Subscriber is acquiring the Shares for its own account, risk and beneficial interest.

OR

____  The Subscriber is acting as an Agent or Nominee on behalf of the beneficial owner.

10.       Questionnaire regarding the Beneficial Owner of the Shares for Purposes of Rule 506(d) Under Regulation D of the Securities Act

Please complete the below questions on behalf of the beneficial owner2 of the Shares in the Fund.

(Please Check Each as Applicable)

10.1	Has the beneficial owner, within the last ten (10) years, been convicted of a felony or misdemeanor (a) in connection with the purchase or sale of any security, (b) involving the making of any false filing with the SEC or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

                              ☐ Yes ☐ No

[2]	For purposes of this Section 10, the term “beneficial owner” is interpreted in the same manner as under Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended, and includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, under Rule 13d-3 has or shares, or is deemed to have or share: (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. Beneficial ownership includes both direct and indirect interests, determined as under Rule 13d-3. In addition, where holders of Shares have voting agreements in place, they may be required to aggregate their Shares to determine if they are beneficial owners of 20% or more of Shares in accordance with Rule 13d-3 and Rule 13d-5(b), and who within the voting group is deemed the beneficial owner.

FOR ALL SUBSCRIBERS

10.2	Is the beneficial owner subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins the beneficial owner from engaging in or continuing to engage in any conduct or practice (a) in connection with the purchase or sale of any security, (b) involving the making of a false filing with the SEC or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes ☐ No

10.3	Is the beneficial owner subject to a Final Order[3] of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration, that:

(a)  bars the beneficial owner from:

(1) association with an entity regulated by such commission, authority, agency, or officer;

(2) engaging in the business of securities, insurance, or banking; or

(3) engaging in savings association or credit union activities; or

(b)	constitutes a Final Order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years?

☐ Yes ☐ No

10.4	Is the beneficial owner subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that (a) suspends or revokes the beneficial owner’s registration as a broker, dealer, municipal securities dealer or investment adviser, (b) places limitations on the beneficial owner’s activities, functions or operations, or (c) bars the beneficial owner from being associated with any entity or from participating in the offering of any penny stock?

☐ Yes ☐ No

10.5	Is the beneficial owner subject to any order of the SEC, entered in the last five (5) years, that orders the beneficial owner to cease and desist from committing or causing a violation or future violation of (a) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder) or (b) Section 5 of the Securities Act?

☐ Yes ☐ No

[3]	The term “Final Order” means a written directive or declaratory statement issued by a federal or state agency described in (iii) above pursuant to applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

FOR ALL SUBSCRIBERS

10.6	Is the beneficial owner suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☐ No

10.7	Has the beneficial owner filed as a registrant or issuer, or has the beneficial owner been named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, (a) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (b) is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued?

☐ Yes ☐ No

10.8	Is the beneficial owner subject to (a) a United States Postal Service false representation order entered into within the last five (5) years, or (b) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☐ No

10.9	If the answer is “yes” to any of questions 10.1 through 10.8 above, has the beneficial owner obtained a waiver from disqualification under Rule 506(d)(2) either (a) from the SEC or (b) from the court or regulatory authority that entered the relevant order, judgment or decree?

☐ Yes ☐ No

If the answer is “Yes” to any of questions 10.1 through 10.9 above, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

The Subscriber hereby confirms that the foregoing statements are true, accurate and complete. The Subscriber further acknowledges, represents, warrants and agrees that (a) the Fund is relying on these responses in order to satisfy certain obligations the Fund has under federal securities laws, including in connection with SEC filings made by or with respect to the Fund, (b) the Subscriber has acted with reasonable care in conducting due diligence (including, in light of the circumstances, making factual inquiry into the existence of any disqualification) to confirm the veracity of the responses, and (c) for so long as the Subscriber holds any Shares in the Fund, the Subscriber will notify the Fund in writing as soon as reasonably practicable if there is any change in any of the responses set forth herein or if the Subscriber or beneficial owner becomes aware of any pending or threatened proceeding, judgment, order, or other action or circumstance that is reasonably likely to result in any change in the responses set forth in this Section 10.

FOR ALL SUBSCRIBERS

Schedule 2 to Subscription Agreement:

Status as Benefit Plan Investor or Other Plan Investor

(For ERISA Shareholders, including IRAs, and Other Plan Investors Only)

(a)           Overview

The U.S. Department of Labor (the “DOL”) has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the “Plan Assets Regulation”). Pursuant to the Plan Assets Regulation, the term “Benefit Plan Investor” includes: (i) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Part 4 of Subtitle B of Title I of ERISA; (ii) any plan, account or arrangement that is subject to Section 4975 of the Code; (e.g., an individual retirement account); and (iii) any entity whose underlying assets include plan assets by reason of the investment in the entity, by any employee benefit plan or other plan described in (i) or (ii), or otherwise. For purposes of this determination, (i) the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of any such person) is disregarded, and (ii) only that portion of the equity interests of an entity described in clause (iii) of the preceding sentence investing in another entity that are held by Benefit Plan Investors are included in the testing of such other entity. Benefit Plan Investors also include that portion of any insurance company’s general account assets that are considered “plan assets” for purposes of ERISA or Section 4975 of the Code.

(b)           Status as Benefit Plan Investor (Please Check Each as Applicable)

(i)           Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, an employee benefit plan that is subject to Part 4 of Subtitle B of Title I of ERISA, or an entity any of the assets of which include assets of any such plan?

☐      Yes
☐      No

(ii)          Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, a plan to which Section 4975 of the Code applies, or an entity any of the assets of which include assets of any such plan?

☐      Yes
☐      No

(iii)         Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, an insurance company general account?

☐      Yes
☐      No

(iv)         If the answer to the above question (iii) is “yes”, please indicate the maximum percentage (if any) of the Subscriber’s assets that constitutes or may in the future constitute assets of Benefit Plan Investors:

_______ %

FOR ALL SUBSCRIBERS

(v)          Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, an entity (other than an insurance company general account) whose underlying assets include plan assets by reason of a plan’s investment in the entity?

☐      Yes
☐      No

(vi)         If the answer to the above question (v) is “yes”, please indicate the maximum percentage of the Subscriber’s assets that constitutes or may in the future constitute assets of Benefit Plan Investors:

_______ %

(vii)        If the Subscriber is or will be, or is or will be acting on behalf of any entity that is or will be, investing as a trustee or custodian for an Individual Retirement Account (“IRA”), is the Subscriber a qualified IRA custodian or trustee? If yes, the Acknowledgement by IRA Custodian or Trustee with respect to Investment for an IRA on the signature page must be completed.

☐      Yes
☐      No

(viii)       Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, a participant-directed plan?

☐      Yes
☐      No

(ix)         If the answer to the above question (viii) is “yes”, have individual plan participants influenced or will they influence the investor’s decision to invest the participants’ funds in the Fund?

☐      Yes
☐      No

Without limiting the remedies available in the event of a breach, the Subscriber expressly agrees to promptly disclose to the Fund in writing any changes with respect to the percentages set forth in question (iv) and (vi) above (as applicable), to promptly re-confirm such percentage at any time upon the request of the Fund (or other person acting on behalf of the Fund), and to provide such other information reasonably requested by the Fund (or other person acting on behalf of the Fund) for purposes of determining whether or not the Fund is holding “plan assets.”

(x)          Is the Subscriber (i) a person with discretionary authority or control with respect to the assets of the Fund, (ii) a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or (iii) a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person having such authority in clauses (i) or (ii)? For purposes of this paragraph, “control”, with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐      Yes
☐      No

(xi)         Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of an entity that is or will be, a “governmental plan” within the meaning of Section 3(32) of ERISA, a “foreign plan,” or another plan or retirement arrangement that is not subject to Part 4, subtitle B of Title I of ERISA and with respect to which Section 4975 of the Code does not apply, but is subject to laws similar to ERISA or Section 4975 of the Code or an entity or that is deemed to hold the assets of such a plan (each, an “Other Plan Investor”)?

☐      Yes
☐      No

FOR ALL SUBSCRIBERS

(xii)        If the answer to the above question (x) is “yes”, the Subscriber hereby represents and warrants to and agrees with the Fund to the extent applicable, that its assets do not and will not constitute the assets of such Other Plan Investor under the provisions of applicable law.

(c)           For ERISA Shareholders and Other Plan Investors

If the Subscriber is, or is acting on behalf of, a Benefit Plan Investor or an Other Plan Investor (each, a “Plan”), as an inducement to the Fund’s sale, issuance of, or consent to transfer of, the Shares to the Subscriber, the Subscriber represents and warrants that:

(1)          The Subscriber has been informed of and understands the Fund’s investment objectives, policies and strategies;

(2)          The decision to invest in the Fund was made by the applicable fiduciaries that have the authority and discretion to and are duly authorized to make such investment with appropriate consideration of relevant investment factors with regard to the Shareholder and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA or other applicable law;

(3)          The Subscriber has the authority to invest plan assets in the Fund under the appropriate investment policies and governing instruments applicable to the Shareholder for which the Subscriber is acting and under Title I of ERISA or similar applicable law;

(4)          The Subscriber’s decision to invest plan assets in the Fund was made solely by the applicable fiduciary(ies), following appropriate consideration of the Offering Document and the Governing Documents, and the applicable fiduciary’s duties and responsibilities as a fiduciary;

(5)          Neither the Adviser nor any of its affiliates has acted as an “investment adviser” or otherwise as a fiduciary (within the meaning of Section 3(21) of ERISA, Section 4975 of the Code or other similar law) with respect to the decision of the ERISA Shareholder or Other Plan Investor to invest in the Fund or to direct the Fund to enter into the Investment Advisory Agreement with the Adviser;

(6)          The Adviser is responsible only for the assets of the Fund and the Adviser has no responsibility or authority with respect to any other assets of the Shareholder or with respect to: (i) the contents of the employee benefit plan comprising the Shareholder and applicable trust documents, (ii) the role that the Shareholder’s investment in the Fund plays in the context of the ERISA Shareholder’s overall portfolio; (iii) the composition of the Shareholder’s portfolio with regard to diversification; (iv) the liquidity and anticipated current return of the Shareholder’s portfolio relative to the anticipated cash flow requirements of the Shareholder; or (v) the projected return of the portfolio with respect to the funding objectives of the Shareholder. The Subscriber understands that this representation and warranty is being provided to the Fund and the Adviser for the express purpose of assisting them in the performance of their duties with respect to the Fund;

FOR ALL SUBSCRIBERS

(7)          The acquisition and holding of Shares by the Subscriber will not result in the occurrence of a non-exempt prohibited transaction under Part 4 of Title I of ERISA or under the related excise tax provisions of Section 4975 of the Code, or a violation of any similar law applicable to the Subscriber.

(8)          The Subscriber is aware of and has taken into consideration the diversification requirements of and other fiduciary duties under Section 404(a)(1) of ERISA or any other similar applicable law and have concluded that the proposed investment by the Fund is a prudent one;

(9)          The Subscriber has considered the investment in the Fund and has determined that, in view of such considerations, the purchase of Shares is consistent with the Subscriber’s responsibilities under ERISA or Section 4975 of the Code, including (i) whether the investment in the Fund is prudent; (ii) whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Subscriber, taking into account both the risk of loss and the opportunity for gain that could result therefrom; (iii) whether the Shareholder’s current and anticipated liquidity needs would be met, given the limited rights to redeem or transfer the Shares; (iv) whether the investment would permit the Shareholder’s overall portfolio to remain adequately diversified; (v) whether the investment is permitted under documents governing the Shareholder; (vi) whether the investment may result in any adverse tax consequences to the Shareholder; and (vii) the risks associated with an investment in the Fund;

(10)        The Subscriber (i) is responsible for the decision to invest in the Fund; (ii) is independent of the Fund, the Adviser and all of their respective affiliates; (iii) has determined that each of the Fund and the Adviser is not a “party in interest” or “disqualified person” (as such terms are defined in ERISA and Section 4975 of the Code) with respect to the ERISA Shareholder; (iv) is qualified to make such investment decision and has, to the extent it deems necessary, consulted its own investment advisors and legal counsel regarding the investment in the Fund; and (v) in making its decision to invest in the Fund has not relied on any advice or recommendation of the Fund, the Adviser or any of their affiliates;

(11)        The Subscriber acknowledges that it is intended that the Fund will not hold ERISA “plan assets” as defined by the Plan Assets Regulation. Accordingly, the Subscriber acknowledges that the Fund has the authority to require the sale of any Shares if the continued holding of such Shares, in the opinion of the Fund, could result in the Fund being subject to, or violating, ERISA or Section 4975 of the Code;

(12)        The Subscriber agrees to from time to time hereafter to deliver to the Fund, in writing, all of the information that the Fund may reasonably request in order to avoid being subject to, or violations of, any provision of ERISA, Section 4975 of the Code or any other laws applicable to the Shareholder, and promptly will notify the Fund, in writing, of any change in the information so furnished.

No information that the Fund, the Adviser and any persons providing marketing services on their behalf, and their affiliates (collectively, the “Fund Parties”) is providing shall be considered to be or is advice on which the Subscriber may rely for its investment decisions. The Subscriber must make its own decision, with whatever third-party advice it may wish to obtain, and the Subscriber is not authorized to rely on any information any Fund Party is providing as advice that is a basis for the Subscriber’s decisions. It is expressly confirmed, and the Subscriber expressly acknowledges, that the Fund Parties have not made and are not making a recommendation, and have not provided and are not providing investment advice of any kind whatsoever (whether impartial or otherwise), or are giving any advice in a fiduciary capacity, in connection with the Subscriber’s decision to execute this Subscription Agreement and consummate the transactions contemplated hereby. Further, the Subscriber acknowledges the Fund Parties’ financial interests as described in the Offering Document and any related materials.

FOR ALL SUBSCRIBERS

The undersigned agrees to notify the Fund promptly of any changes in the foregoing information which may occur prior to or following an investment in the Fund.

Name of Subscriber (please print)

By: Name of Fiduciary

By: (Name of Signer, Title/Capacity)

FOR ALL SUBSCRIBERS

Annex A to Subscription Agreement:

Subscriber Questionnaire for Individual Investors (including IRAs)

1.            Subscriber as an Individual Investor. The Subscriber’s investment in the Fund is being made (please check one and any corresponding box underneath the appropriate category):

☐            as an individual.

☐            with the Subscriber’s spouse (please check one)1:

☐        as joint tenants with rights of survivorship.

☐        as tenants in common.

☐        as community property.

☐	through a revocable trust established to facilitate distribution of the Subscriber’s estate and there are ___ living grantor(s) and ___ beneficiary (ies) other than the grantors (determined by treating any person indirectly owning an interest in the trust through one or more pass-through entities (i.e., limited liability companies treated as a partnership for income tax purposes, partnerships, S corporations and trusts) as if such person were a beneficiary).

If the Subscriber is investing through a revocable trust, the Subscriber further represents that: (Please indicate whether the following representations are applicable by checking the appropriate box.)

a. substantially all of the value of each beneficial owner’s interest (direct or indirect) in the trust is not attributable to such trust’s interest (direct or indirect) in the Fund.

(Please check one.) ☐ Yes ☐ No

☐	through an Individual Retirement Account (For U.S. domestic Subscribers only. Does not apply to foreign Subscribers.)

☐            through the Subscriber’s self-directed Keogh Plan Account.

☐            through another self-directed employee benefit plan as defined in Title I of ERISA.

2.            Subscriber’s Net Worth. (Please indicate whether the following representation is applicable by checking the appropriate box.) The Subscriber has a net worth, individually or jointly with the Subscriber’s spouse, which exceeds $1,000,000 at the time of the Closing (excluding the value of the investor’s primary residence)2, or had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Subscriber’s spouse of $300,000 in each of those years and the Subscriber has a reasonable expectation of reaching the same income level in the current year.

(Please check one)        ☐ Yes ☐ No

1               Any Co-Owner other than a spouse must submit a separate subscription agreement.

[2]	For purposes of calculating net worth hereunder, an individual need not deduct from his or her net worth the amount of mortgage debt secured by an excluded primary residence, except to the extent that the amount of the mortgage liability exceeds the fair value of the residence. The Subscriber must also subtract from his or her net worth any indebtedness secured by his or her primary residence that was obtained within sixty days preceding the effective date of his or her subscription, unless such indebtedness was used to acquire the residence (in which case, the rule set forth in the preceding sentence would govern the application of such indebtedness when calculating the Subscriber’s net worth).

FOR ALL SUBSCRIBERS

3.             Subscriber Status as U.S./Foreign Person. (Please read Section 3.1 and check the box if you are described in such section. If not, check the box at 3.2.)

3.1          ☐ For U.S. Persons. Subscriber is a natural person who is (i) a citizen of the United States or (ii) a resident of the United States, even if not a citizen.

3.2          ☐ For Foreign Persons. The Subscriber is not a person described in Section 3.1.

4.             Required IRS Certification. (Please read Section 4.1 if you are a U.S. domestic Subscriber or Section 4.2 if you are a foreign Subscriber and indicate whether either representation is applicable to you by checking the box next such statement )

4.1          ☐         IRS/W-9 Certification for U.S. Subscribers. The Subscriber is a person described in Section 3.1 and has attached hereto a properly completed and duly executed copy of Form W-9 “Request for Taxpayer Identification Number and Certification” in accordance with the instructions accompanying such form. The Subscriber agrees to promptly notify the Fund and provide the Fund with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided on Form W-9 becomes inaccurate. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Fund to reduce or eliminate withholding or other taxes.

4.2          ☐         IRS/W-8 Certification for Foreign Subscribers (i.e. persons who cannot make the certification in 3.1 above). Attached hereto is a properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber. The Subscriber agrees to promptly notify the Fund and provide the Fund with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided thereon becomes inaccurate. In addition, upon request of the Fund, the Subscriber will provide the Fund with a new properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber within every three calendar years of the date on which it initially invested in the Partnership. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Fund to reduce or eliminate withholding or other taxes.

5.             Anti-Money Laundering Confirmation. (Please indicate your response to the following representation by checking the appropriate box below. Also, please complete the separate Stone Point Anti-Money Laundering Supplement.)

5.1           The Subscriber does not know or have any reason to suspect that (i) the monies used to fund the Subscriber’s acquisition of Shares have been or will be derived from or related to any activities that may contravene U.S. federal, state or international laws or regulations, including but not limited to, anti-money laundering laws or regulations; and (ii) the proceeds from the Subscriber’s acquisition of Shares will be used to finance any illegal activities.

(Please check one)        I ☐ agree ☐ disagree with the above statement.

FOR ALL SUBSCRIBERS

5.2           (Please indicate your response to the following representation by checking “yes” or “no” in the appropriate box below.) The Subscriber represents that he is not, and is not acting on behalf of any other person in connection with this subscription that is: (i) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC) (the “SDN List”), or is otherwise subject to sanctions administered by OFAC3; (ii) a senior non-U.S. political figure or an immediate family member or close associate4 of such figure; (iii) a non-U.S. bank that does not have a physical presence in any country (unless such bank is subject to the supervision of a banking authority that regulates an affiliate that does have a physical presence in a country); or (iv) otherwise prohibited from investing in the Fund pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (iii) together, a “Prohibited Investor”).

(Please check one)        ☐ Yes ☐ No

5.3           The Subscriber agrees to provide the Fund, promptly upon request, all information that the Fund reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

5.4           The Subscriber consents to the disclosure to regulators and law enforcement authorities by the Fund and its affiliates and agents of such information about me as the Fund reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

5.5           The Subscriber acknowledges that if, following his investment in the Fund, the Fund reasonably believes that he is a Prohibited Investor or otherwise engaged in suspicious activity or he refuses to provide promptly information that the Fund requests, the Fund has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to withdraw from the Fund. The Subscriber further acknowledges that he will have no claim against the Fund or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

END OF ANNEX A

[3]	This information may be found online at www.treas.gov/ofac.
[4]	A person who is widely and publicly known to maintain an unusually close relationship with the senior non-US political figure, including a person who is in a position to conduct substantial financial transactions on behalf of such figure.

FOR ALL SUBSCRIBERS

Annex B to Subscription Agreement:

Subscriber Questionnaire for Institutional Investors

1.             Accredited Investor Questionnaire. The Subscriber is an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated pursuant to Section 4(a)(2) of the Securities Act because it is (please indicate by checking the applicable boxes):

☐	an employee benefit plan as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (check appropriate box):

☐	the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser and the name of the plan fiduciary is _________________________; or

☐	the plan has total assets in excess of $5,000,000; or

☐	the plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” within the meaning of Regulation D.

☐	a plan that is established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

☐	an insurance company as defined in Section 2(13) of the Securities Act.

☐	an investment company registered under the Investment Company Act.

☐	a business development company (as defined in Section 2(a)(48) of the Investment Company Act).

☐	a private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

☐	a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

☐	an organization described in Section 501(c)(3) of the Code, with total assets in excess of $5,000,000.

☐	a corporation, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000.

FOR ALL SUBSCRIBERS

☐	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase of Shares is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

☐	an entity in which all of the equity owners are “accredited investors” within the meaning of Regulation D. (NOTE: This paragraph should only be checked if the Subscriber cannot establish it is an accredited investor under one of the categories described above. If the Subscriber checks this box, each equity owner of the Subscriber’s securities must complete and submit to the Fund a copy of Annex A or B, as applicable, along with an original executed signature page and may be requested to complete, execute and submit to the Fund its own Subscription Agreement. If necessary, please request additional copies of this Subscription Agreement from the Fund.)

2.             The Subscriber (Please check each applicable subsection below.)

☐ was ☐ was not formed, organized, reorganized, capitalized or recapitalized for the specific purpose of acquiring Shares;

☐ is ☐ is not operated for the specific purpose of acquiring Shares;

☐ is ☐ is not an investment entity for which the Subscriber’s shareholders, partners, members or other beneficial owners can have individual discretion as to their participation or non-participation through the Subscriber in (i) the Subscriber’s purchase or Shares or (ii) particular investments made by the Fund;

☐ will ☐ will not have more than 40% of the value of the Subscriber’s total assets (or, if the Subscriber is a private investment fund with binding, unconditional capital commitments from the Subscriber’s partners or members, more than 40% of the Subscriber’s committed capital) invested in the Fund upon making this investment.

3.             Funds Invested by the Subscriber. (For domestic and foreign Subscribers.) The funds invested by the Subscriber in the Fund ☐ do ☐ do not (please check one) constitute the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) whether or not subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) an entity whose underlying assets include assets of a plan described in (a) or (b).

4.             Relationship with the Distributors. The Subscriber ☐ is ☐ is not (please check one) an employee benefit plan maintained by any Distributors or its/their affiliates.

5.             For Insurance Company Subscribers. (For U.S. domestic Subscribers Only. Does not apply to foreign Subscribers.) (Please indicate whether the following representation is applicable by checking the appropriate box.) The Subscriber represents that (i) the source of the Subscriber’s funds used to purchase Shares is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 (issued July 12, 1995) and there is no “employee benefit plan” (within the meaning of Section (3)(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Subscriber’s state of domicile and (ii) less than 25% of the Subscriber’s general account consists of “plan assets”.

(Please check one)        ☐ Yes ☐ No        ☐ Not Applicable

FOR ALL SUBSCRIBERS

6.             Subscriber Status as U.S./Foreign Person. (Please read Section 6.1 and check the box if you are described in such section. If not, check the box next to Section 6.2.)

6.1           ☐ For U.S. Persons. Subscriber is (i) an entity created or organized in the U.S. that is treated for U.S. income tax purposes as a partnership or corporation, (ii) a trust the administration of which a court within the United States is able to exercise primary supervision over or for which one or more United States persons (including individual citizens or residents of the U.S.) have the authority to control all substantial decisions, or (iii) an estate the income of which is subject to tax in the United States.

6.2           ☐ For Foreign Persons. The Subscriber is not a Person described in Section 6.1.

7.             Required IRS Certification. (Please read Section 7.1 if you are a U.S. domestic Subscriber and Section 7.2 if you are a foreign Subscriber and indicate whether either representation is applicable to you by checking the box next such statement.)

7.1           ☐ IRS/W-9 Certification for U.S. Subscribers. The Subscriber is a person of the type described in Section 6.1 and has attached hereto a properly completed and duly executed copy of Form W-9 “Request for Taxpayer Identification Number and Certification” in accordance with the instructions accompanying such form. The Subscriber agrees to promptly notify the Fund and provide the Fund with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided on Form W-9 becomes inaccurate. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Fund to reduce or eliminate withholding or other taxes.

7.2           ☐ IRS/W-8 Certification for Foreign Subscribers (i.e. persons who cannot make the certification in Section 6.1 above). Attached hereto is a properly completed and duly executed copy of Form W-8BEN-E or such other Form W-8 applicable to the Subscriber. The Subscriber agrees to promptly notify the Fund and provide the Fund with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided thereon becomes inaccurate. In addition, upon request of the Fund, the Subscriber will provide the Fund with a new properly completed and duly executed copy of Form W-8BEN-E or such other Form W-8 applicable to the Subscriber within every three calendar years of the date on which it initially invested in the Fund. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Fund to reduce or eliminate withholding or other taxes.

8.            U.S. Patriot Act Confirmation.

8.1           (Please indicate your response to the representation by checking in the appropriate box below. Also, please complete Exhibit A.) The Subscriber does not know or have any reason to suspect that (a) the monies used to fund the Subscriber’s acquisition of Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (b) the proceeds from the Subscriber’s acquisition of Shares will be used to finance any illegal activities.

(Please check one)        I ☐ agree ☐ disagree with the above statement.

FOR ALL SUBSCRIBERS

8.2           (Please check either 8.2.1 or 8.2.2)

8.2.1        ☐        The Subscriber is NOT acting on behalf of one or more clients in connection with this subscription and neither the Subscriber nor its authorized contact persons are (a) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC) (the “SDN List”)1, (b) residing in or organized in a country of, or owned or controlled by a government of a country subject to sanctions administered by OFAC,2 (c) a non-U.S. shell bank3 or providing banking services indirectly to a non-US shell bank, (d) a senior non-U.S. political figure or an immediate family member or close associate4 of such figure or (e) otherwise prohibited from investing in the Fund pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (a) through (e) together, “Prohibited Investors”).

- OR -

8.2.2        ☐        If the Subscriber is acting on behalf of one or more clients in connection with this subscription, the Subscriber is a financial institution subject to the anti-money laundering program requirements of the USA Patriot Act, and Subscriber represents that it has (a) implemented a customer identification program as required under Section 326 of the Patriot Act and the regulations promulgated thereunder, (b) conducted the required due diligence on client(s) on whose behalf the Subscriber is acting, and (c) determined that such client(s) are NOT Prohibited Investors.

8.3           The Subscriber agrees to provide the Fund, promptly upon request, all information that the Fund reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

8.4           The Subscriber consents to the disclosure to regulators and law enforcement authorities by the Fund and its affiliates and agents of such information about the Subscriber and its constituents as the Fund reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

8.5           The Subscriber acknowledges that if, following its investment in the Fund, the Fund reasonably believes that the Subscriber (or its clients) are a Prohibited Investor or are otherwise engaged in suspicious activity or refuse to provide promptly information that the Fund requests, the Fund has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to withdraw from the Fund. The Subscriber further acknowledges that it will have no claim against the Fund or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

[1]	This information may be found online at www.treas.gov/ofac.
[2]	This information may be found online at www.treas.gov/ofac.
[3]	A non-US shell bank is a non-US bank without a physical presence in its country of domicile/ incorporation.
[4]	A person who is widely and publicly known to maintain an unusually close relationship with the senior non-US political figure, including a person who is in a position to conduct substantial financial transactions on behalf of such figure.

FOR ALL SUBSCRIBERS

9.             Pay To Play Matters.

9.1           If the Subscriber is an entity substantially owned by a “government entity”5 (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, please provide the name of the government entity:

________________________________

9.2           Please note that, if the Subscriber enters the name of a government entity in Section 9.1, the Fund will treat the Subscriber as if it were the government entity for purposes of Rule 206(4)-5 of the Investment Advisers Act (the “Pay to Play Rule”).

9.3           If the Subscriber is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity described in Section 9.1, the Subscriber hereby certifies that:

☐        other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on the Fund, the Adviser or their affiliates in connection with the Subscriber’s subscription;

- OR -

☐        If the Subscriber cannot make the above certification, indicate in the space below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Fund, the Adviser or their affiliates, employees or Distributors would be subject to in connection with the Subscriber’s subscription:

END OF ANNEX B

[5]	Any U.S. state or political subdivision of a U.S. state, including:
(i)	Any agency, authority, or instrumentality of the U.S. state or political subdivision;
(ii)	A pool of assets sponsored or established by the U.S. state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a U.S. state general fund;
(iii)	Any participant-directed investment program or plan sponsored or established by a U.S. state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “qualified tuition plan” authorized by section 529 of the Internal Revenue Code (26 U.S.C. 529), a retirement plan authorized by section 403(b) or 457 of the Internal Revenue Code (26 U.S.C. 403(b) or 457), or any similar program or plan; and
(iv)	Officers, agents, or employees of the U.S. state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

FOR ALL SUBSCRIBERS

Exhibit A:

FOREIGN DUE DILIGENCE QUESTIONNAIRE

Subscriber Name:
Custodian:

List all nominal and beneficial owners of the account holding an interest therein of 25% or greater:

1.	Individual subscribing in his/her own name acting on his/her own behalf ☐ Check Box
2.	Individual subscribing on behalf of other persons ☐ Check Box
List of other persons:

3.	Closely held entity ☐ Check Box
List persons who exercise control over subscriber (either because of signing authority or significant economic interest):

4.	Trust ☐ Check Box
List persons who control funds in trust:

Attach an Investor Profile Form – Individual Account for all individuals listed above.

Subscriber Signature

I hereby certify the information above and any information provided in connection herewith is true and correct.

Name:		Signature:	Date:

- 52 -
FOR ALL SUBSCRIBERS